As filed with the U.S. Securities and Exchange Commission on March 29, 2004

File No. 811-7436

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER

THE INVESTMENT COMPANY ACT OF 1940 ☒

Amendment No. 31 ☒

THE DFA INVESTMENT TRUST COMPANY

(Exact Name of Registrant as Specified in Charter)

1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401

(Address of Principal Executive Offices) (Zip Code)

(310) 395-8005

(Registrant’s Telephone Number, Including Area Code)

Catherine L. Newell,

1299 Ocean Avenue, 11th Floor,

Santa Monica, CA 90401

(Name and Address of Agent for Service of Process)

Please Send Copy of Communications to:

Mark A. Sheehan, Esq.

Stradley, Ronon, Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, Pennsylvania 19103

THE DFA INVESTMENT TRUST COMPANY

The U.S. Large Company Series

The Enhanced U.S. Large Company Series

The U.S. Large Cap Value Series

The Tax-Managed U.S. Marketwide Value Series

The Tax-Managed U.S. Equity Series

The U.S. Small XM Value Series

The U.S. Small Cap Value Series

The U.S. Small Cap Series

The U.S. Micro Cap Series

The DFA International Value Series

The Japanese Small Company Series

The Pacific Rim Small Company Series

The United Kingdom Small Company Series

The Continental Small Company Series

The Global Value Series

The Global Large Company Series

The Global Small Company Series

The Emerging Markets Series

The Emerging Markets Small Cap Series

The DFA One-Year Fixed Income Series

The DFA Two-Year Global Fixed Income Series

March 29, 2004

FORM N-1A, Part A:

Responses to Items 1 through 3 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4.	Investment Objectives, Principal Investment Strategies, and Related Risks.

4(a) and (b) Investment Objectives and Implementation of Investment Objectives. The DFA Investment Trust Company (the “Trust”) issues twenty-one series which are listed above, each of which operates as a diversified investment company and represents a separate class (“Series”) of the Trust’s shares of beneficial interest. Dimensional Fund Advisors Inc. (the “Advisor”) serves as investment advisor to each of the Series, except The Global Value Series, The Global Large Company Series and The Global Small Company Series (collectively the “Global Series”). The Advisor serves as administrator of the Global Series.

The investment objectives, policies and investment limitations of each Series are set forth below. The investment objective of a Series may not be changed without the affirmative vote of a majority of the outstanding voting securities of that Series. The Trust sells its shares to institutional investors only. Shares of each Series may be issued for cash and/or securities in which a Series is authorized to invest. In addition, when acquiring securities from an institutional investor in consideration of the issuance of its shares, a Series may accept securities from the transferor which it would not otherwise purchase pursuant to its investment policies, as described below. Any such acquisition would be very small in relation to the then total current value of the assets acquired by a Series in any such transaction.

The U.S. Large Company Series

The U.S. Large Company Series seeks, as its investment objective, to approximate the total investment return of the Standard & Poor’s 500 Composite Stock Index® (the “S&P 500® Index”). The Series intends to invest in all of the stocks that comprise the S&P 500® Index in approximately the proportions as they are represented in the S&P 500® Index. The amount of each stock purchased for the Series, therefore, will be based on the issuer’s respective market capitalization. The S&P 500® Index is comprised of a broad and diverse group of stocks, most of which are traded on the New York Stock Exchange (“NYSE”). Generally, these are the U.S. stocks with the largest market capitalizations and, as a group, they represent approximately 70% of the total market capitalization of all publicly traded U.S. stocks. The Advisor considers the stocks that comprise the S&P 500® Index to be those of large companies. Under normal market conditions, at least 95% of the Series’ assets will be invested in the stocks that comprise the S&P 500® Index. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in securities of large U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

Ordinarily, portfolio securities will not be sold except to reflect additions or deletions of the stocks that comprise the S&P 500® Index, including as a result of mergers, reorganizations and similar transactions and, to the extent necessary, to provide cash to pay redemptions of the Series’ shares. The Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. For information concerning Standard & Poor’s Ratings Group, a Division of The McGraw-Hill Companies (“S&P”) and disclaimers of S&P with respect to the Series, see “STANDARD & POOR’S INFORMATION AND DISCLAIMERS,” below.

The Enhanced U.S. Large Company Series

The Enhanced U.S. Large Company Series seeks, as its investment objective, to achieve a total return which exceeds the total return performance of the S&P 500® Index. The Series may invest in all of the stocks represented in the S&P 500® Index, options on stock indices, stock index futures, options on stock index futures, swap agreements on stock indices and, to the extent permissible pursuant to the Investment Company Act of 1940, shares of investment companies that invest in stock indices. The Series generally invests in S&P 500® futures contracts and fixed income contracts. The Series may, from time to time, also invest in options on stock indices, stock index futures, options on stock index futures and swap agreements based on indices other than, but similar to, the S&P 500® Index (such instruments, whether or not based on the S&P 500® Index, hereinafter collectively referred to as “Index Derivatives”). The S&P 500® Index is comprised of a broad and diverse group of stocks most of which are traded on the NYSE. Generally, these are the U.S. stocks with the largest market capitalizations and, as a group, they represent approximately 70% of the total market capitalization of all publicly traded

U.S. stocks. The Advisor considers the stocks that comprise the S&P 500® Index to be those of large companies. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in short term fixed income obligations that are overlaid by futures, swaps and other derivatives of the S&P 500® Index to create exposure to the performance of large U.S. companies. Alternatively, the Series may invest at least 80% of its net assets directly in securities of large U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Series may invest all of its assets in Index Derivatives (see Item 4(c) “Risks”). Assets of the Enhanced U.S. Large Company Series not invested in S&P 500® Index or Index Derivatives may be invested in short-term fixed income obligations including: U.S. government obligations, U.S. government agency obligations, corporate debt obligations, bank obligations, commercial paper, repurchase agreements, foreign government and agency obligations, supranational organization obligations, foreign issuer obligations, eurodollar obligations, and to the extent permitted by the Investment Company Act of 1940, shares of money market mutual funds (collectively, “Fixed Income Investments”). (For a description of these fixed income investments and credit quality requirements, see “INVESTMENT OBJECTIVES AND POLICIES—FIXED INCOME SERIES—Description of Investments.”) Investments in the securities of other investment companies will involve duplication of certain fees and expenses.

The percentage of assets of the Series that will be invested in S&P 500® Index stocks, Index Derivatives and Fixed Income Investments may vary from time to time, within the discretion of the Advisor and according to restraints imposed by the Investment Company Act of 1940. The Series will maintain a segregated account consisting of liquid assets (or, as permitted by applicable interpretations by the Securities and Exchange Commission (“SEC”), enter into offsetting positions) to cover its open positions in Index Derivatives to avoid leveraging of the Series.

The Series will enter into positions in futures and options on futures only to the extent such positions are permissible with respect to applicable rules of the Commodity Futures Trading Commission without registering the Series or the Trust as a commodities pool operator. In addition, the Series may not be able to utilize Index Derivatives to the extent otherwise permissible or desirable because of constraints imposed by the Internal Revenue Code of 1986, as amended (the “Code”) or by unanticipated illiquidity in the marketplace for such instruments. For more information about Index Derivatives, see Item 4(c) “Risks.”

It is the position of the SEC that over-the-counter options are illiquid. Accordingly, the Series will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.

STANDARD & POOR’S—INFORMATION AND DISCLAIMERS

Neither The U.S. Large Company Series nor The Enhanced U.S. Large Company Series (together, the “Large Company Series”) are sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Large Company Series or any member of the public regarding the advisability of investing in securities generally or in the Large Company Series particularly or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to the Large Company Series is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to the Large Company Series. S&P has no obligation to take the needs of the Large Company Series or their respective owners into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Large Company Series or in the issuance or sale of shares of the Large Company Series or in the determination or calculation of the equation by which the Large Company Series shares are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Large Company Series.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INVESTMENT OBJECTIVES AND POLICIES—U.S. VALUE SERIES AND U.S. EQUITY SERIES

U.S. VALUE SERIES

The investment objective of The U.S. Large Cap Value Series (the “Large Cap Value Series”), The Tax-Managed U.S. Marketwide Value Series (the “Tax-Managed Value Series”), The U.S. Small XM Value Series (the “XM Value Series”) and The U.S. Small Cap Value Series (the “Small Cap Value Series”) (collectively, the “U.S. Value Series”) is to achieve long-term capital appreciation. Ordinarily, each U.S. Value Series generally will invest its assets in a broad and diverse group of readily marketable common stocks of U.S. companies which the Advisor determines to be value stocks at the time of purchase. Securities are considered value stocks primarily because a company’s shares have a high book value in relation to their market value (a “book-to-market ratio”). In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer’s industry. The criteria the Advisor uses for assessing value are subject to change from time to time.

The Large Cap Value Series generally will invest in a broad and diverse group of the common stocks of large cap companies traded on a principal U.S. exchange or on the over-the-counter market that the Advisor determines to be value stocks. As of the date of this registration statement, the Advisor considers companies whose market capitalizations generally are in the highest 90% of total market capitalization to be large cap companies. For purposes of this registration statement, “total market capitalization” is based on the market capitalization of U.S. operating companies listed on the NYSE, AMEX or the Nasdaq National Market® (“Nasdaq”). As of December 31, 2003, generally, the market capitalization of a company in the highest 90% of total market capitalization was approximately $1,672 million or above. This dollar amount may change due to market conditions. As a non-fundamental policy, under normal circumstances, the Large Cap Value Series will invest at least 80% of its net assets in securities of large cap U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Tax-Managed Value Series generally will invest in a broad and diverse group of the common stocks of companies traded on a principal U.S. exchange or on the over-the-counter market that the Advisor determines to be value stocks. As of the date of this registration statement, the Advisor considers for purchase by the Series securities of all companies whose market capitalizations generally fall within the range of total market capitalization. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in securities of U.S. companies. If the Series changes this policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The XM Value Series generally will invest in a broad and diverse group of the common stocks of small cap companies traded on a principal U.S. exchange or on the over-the-counter market that the Advisor determines to be value stocks. As of the date of this registration statement, the Advisor considers companies whose market capitalizations generally are in the range of the lowest 2.5% to 12.5% by capitalization of total market capitalization to be small cap companies. “XM” in the name of the XM Value Series indicates that the Series generally will not purchase securities of the smallest micro cap companies, that is, those companies whose market capitalizations are in the lowest 2.5% of total market capitalization, although the Series may hold such securities. As of December 31, 2003, generally, the market capitalization of a company in the lowest 2.5% to 12.5% of total market capitalization was approximately between $399 million and $2,292 million. This dollar amount may change due to market conditions. As a non-fundamental policy, under normal circumstances, the XM Value Series will invest at least 80% of its net assets in small cap U.S. companies. If the XM Value Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Small Cap Value Series generally will invest in a broad and diverse group of the common stocks of small cap companies traded on a principal U.S. exchange or on the over-the-counter market that the Advisor determines to be value stocks. As of the date of this registration statement, the Advisor considers companies whose market capitalizations generally are in the lowest 8% of total market capitalization to be small cap companies. As of December 31, 2003, generally, the market capitalization of a company in the lowest 8% of total market capitalization was approximately $1,296 million or below. This dollar amount may change due to market conditions. As a non-fundamental policy, under normal circumstances, the Small Cap Value Series will invest at least 80% of its assets in small cap U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

On at least a semi-annual basis, the Advisor will prepare lists of companies whose stock is eligible for investment by a U.S. Value Series. The total market capitalization ranges, and the value criteria used by the Advisor for the U.S. Value Series, as described above, generally apply at the time of purchase by the Series. Each U.S. Value Series is not required to dispose of a security if the security’s issuer is no longer within the total market capitalization range or does not meet current value criteria. Similarly, the Advisor is not required to sell a security even if the decline in the market capitalization reflects a serious financial difficulty or potential or actual insolvency of the company. Securities that do meet the market capitalization and/or value criteria nevertheless may be sold at any time when, in the Advisor’s judgment, circumstances warrant their sale. See “INVESTMENT OBJECTIVES AND POLICIES—U.S. VALUE SERIES AND U.S. EQUITY SERIES—Portfolio Transactions” in this registration statement.

U.S. EQUITY SERIES

The investment objective of The Tax-Managed U.S. Equity Series (the “Tax-Managed Equity Series”) is to achieve long-term capital appreciation. The Tax-Managed Equity Series generally will invest in a broad and diverse group of the common stocks of companies traded on a principal U.S. exchange or on the over-the-counter market. As of the date of this registration statement, the Advisor considers for purchase by the Series securities of all companies whose market capitalizations generally fall within the range of total market capitalization. As a non-fundamental policy, under normal circumstances, the Tax-Managed Equity Series will invest at least 80% of its net assets in equity securities of U.S. companies. If the Series changes this policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

On at least a semi-annual basis, the Advisor will prepare lists of companies whose stock is eligible for investment by the Tax-Managed Equity Series. The total market capitalization range used by the Advisor for the Tax-Managed Equity Series, as described above, generally applies at the time of purchase by the Series. The Tax-Managed Equity Series is not required to dispose of a security if the security’s issuer is no longer within the total market capitalization range. Similarly, the Advisor is not required to sell a security even if the decline in the market capitalization reflects a serious financial difficulty or potential or actual insolvency of the company. Securities that do meet the market capitalization criteria nevertheless may be sold at any time when, in the Advisor’s judgment, circumstances warrant their sale. See “INVESTMENT OBJECTIVES AND POLICIES—U.S. VALUE SERIES AND U.S. EQUITY SERIES—Portfolio Transactions” in this registration statement.

The Tax-Managed Series. Except as described under “Portfolio Structure,” the Tax-Managed Value Series and Tax-Managed Equity Series (collectively, the “Tax-Managed Series”) intend to invest in a large portion of the universe of companies whose shares are eligible for investment. The investment portfolio of each Tax-Managed Series generally will be structured using a market capitalization weighted approach. Ordinarily, the amount of each security is purchased based on the issuer’s relative market capitalization. However, the Tax-Managed Series should not be expected to adhere to the market capitalization weighted approach to the same extent as non-tax-managed Series.

Each Tax-Managed Series seeks to minimize the impact of federal taxes on investment returns by managing its portfolio in a manner that will defer the realization of net capital gains where possible and will attempt to reduce dividend income. Each Tax-Managed Series intends to maximize the after-tax value of shareholders’ investment in the Series.

When selling securities, a Tax-Managed Series typically will select the highest cost shares of the specific security in order to minimize the realization of capital gains. In certain cases, the highest cost shares may produce a short-term capital gain. Since short-term capital gains generally are taxed at higher tax rates than long-term capital gains, the highest cost shares with a long-term holding period may be disposed of instead. A Tax-Managed Series, when possible, will refrain from disposing of a security until the long-term holding period for capital gains for tax purposes has been satisfied. Additionally, a Tax-Managed Series, when consistent with all other tax management policies, may sell securities in order to realize capital losses. Realized capital losses can be used to offset realized capital gains, thus reducing capital gains distributions.

The Advisor will attempt to time the purchases and sales of securities to reduce the receipt of dividends when possible. With respect to dividends that are received, a Tax-Managed Series may not be eligible to pass through the dividends received deduction attributable to holdings in U.S. equity securities to corporate shareholders if, because of certain timing rules, hedging activities, or debt financing activities at the level of the Series, the Portfolio, or the corporate shareholder of the Portfolio, the requisite holding period of the dividend-paying stock is not met or the dividends received deduction is otherwise reduced. Portfolio investments also may be managed to emphasize low dividend-yielding securities.

Each Tax-Managed Series is expected to deviate from its market capitalization weighted approach to a greater extent than the non-tax managed Series. For example, the Advisor may exclude the stock of a company that meets applicable market capitalization criteria in order to avoid dividend income, and may sell the stock of a company that meets applicable market capitalization criteria in order to realize a capital loss. Also, while other Series are managed with the expectation that securities generally will be held for longer than one year, a Tax-Managed Series may dispose of securities whenever the Advisor determines that disposition is consistent with its tax management strategies or is otherwise in the best interest of the Tax-Managed Series.

Although the Advisor intends to manage each Tax-Managed Series in a manner to minimize the realization of capital gains and taxable dividend income each year, each Tax-Managed Series may nonetheless distribute taxable gains and dividends to shareholders. Realization of capital gains is not entirely within the Advisor’s control. Capital gains distributions may vary considerably from year to year; there will be no capital gains distributions in years when a Tax-Managed Series realizes a net capital loss. Furthermore, redeeming shareholders will be required to pay taxes on their capital gains, if any, on a redemption of the Series’ shares, whether paid in cash or in-kind, if the amount received on redemption is greater than the amount of the shareholder’s tax basis in the shares redeemed.

Portfolio Structure. The U.S. Value Series may invest a portion of their assets, ordinarily not more than 20%, in high quality, highly liquid fixed income securities, such as money market instruments and short-term repurchase agreements. The Tax-Managed Equity Series also may invest a portion of its assets, ordinarily not more than 20%, in a wide variety of cash investments, such as money market instruments. In addition, both Tax-Managed Series and the XM Value Series are permitted to invest in shares of unaffiliated money market funds.

The U.S. Value Series and the Tax-Managed Equity Series will purchase securities that are listed on the principal U.S. national securities exchanges and traded on the over-the-counter market. Each of the U.S. Value Series and the Tax-Managed Equity Series will be structured using a market capitalization weighted approach. Market capitalization weighting means each security is generally purchased based on the issuer’s relative market capitalization (except as described above in “The Tax-Managed Series”). Market capitalization weighting will be adjusted by the Advisor for a variety of factors. The Advisor may consider such factors as trading strategies, liquidity management and other factors determined to be appropriate by the Advisor given market conditions. The Advisor may exclude the stock of a company that meets applicable market capitalization criterion if the Advisor determines, in its best judgment, that the purchase of such stock is inappropriate in light of other conditions. These adjustments will result in a deviation from traditional market capitalization weighting.

Deviation from market capitalization weighting also will occur in the U.S. Value Series and the Tax-Managed Equity Series because they intend to purchase round lots only and, with respect to the XM Value Series and the Tax-Managed Series, because each Series intends to purchase common stocks in its respective total market capitalization range through block trades, as described in this registration statement. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held by a Series may be reduced, from time to time. A portion, but generally not in excess of 20%, of a Series’ assets may be invested in interest-bearing obligations, as described above, thereby causing further deviation from market capitalization weighting. The Series may make block purchases of eligible securities at opportune prices even though such purchases exceed the number of shares which, at the time of purchase, adherence to a market capitalization weighted approach would otherwise require. (The XM Value Series may purchase common stocks in the bottom 2.5% of total market capitalization at times when it is advantageous to do so.) In addition, the Series may acquire securities eligible for purchase or otherwise represented in their portfolios at the time of the exchange in exchange for the issuance of their shares. (See “In-kind Purchases” in Item 7(b).) While such purchases and acquisitions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of the assets of a Series. On not less than a semi-annual basis, for each U.S. Value Series, the Advisor will calculate the book-to-market ratio necessary to determine those companies whose stocks may be eligible for investment.

Portfolio Transactions. The U.S. Value Series and the Tax-Managed Equity Series do not intend to purchase or sell securities based on the prospects for the economy, the securities markets or the individual issuers whose shares are eligible for purchase. As described above under “Portfolio Structure,” investments generally will be made in most of the eligible securities using a market capitalization weighted approach.

Generally, securities will be purchased with the expectation that they will be held for longer than one year. The Large Cap Value Series and the Tax-Managed Series may sell portfolio securities when the issuer’s market capitalization falls substantially below that of the issuer with the minimum market capitalization which is then eligible for purchase by the Series. The XM Value

Series and U.S. Small Cap Value Series each may sell portfolio securities when the issuer’s market capitalization increases to a level that substantially exceeds that of the issuer with the largest market capitalization which is then eligible for investment by the Series. However, securities, including securities that are eligible for purchase, may be sold at any time when, in the Advisor’s judgment, circumstances warrant their sale.

In addition, the Large Cap Value Series and the Tax-Managed Value Series may sell portfolio securities when their book-to-market ratios fall substantially below that of the security with the lowest such ratio that is then eligible for purchase by the Series. The XM Value Series and U.S. Small Cap Value Series may also sell portfolio securities in the same circumstances; however, each of those Series generally anticipates retaining securities of issuers with relatively smaller market capitalizations for longer periods, despite any decrease in the issuer’s book-to-market ratio.

INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES

Each of The U.S. Small Cap, U.S. Micro Cap, Japanese Small Company, Pacific Rim Small Company, United Kingdom Small Company and Continental Small Company Series of the Trust (collectively, the “Small Company Series”) has an investment objective to achieve long-term capital appreciation. The Small Company Series provide investors with access to securities portfolios consisting of small U.S., Japanese, United Kingdom, European and Pacific Rim companies. Company size will be determined for purposes of these Series on the basis of a company’s market capitalization. “Market capitalization” for domestic securities will be calculated by multiplying the price of a company’s stock by the number of its shares of outstanding common stock. “Market capitalization” for foreign securities will be calculated using the number of outstanding stocks with characteristics similar to domestic common stocks.

The U.S. Small Cap Series

The U.S. Small Cap Series (the “U.S. Small Cap Series”) generally will invest in a broad and diverse group of the common stocks of small cap companies traded on a principal U.S. exchange or on the over-the-counter market. As of the date of this registration statement, the Advisor considers companies whose market capitalizations generally are in the lowest 8% of total market capitalization to be small cap companies. For purposes of this registration statement, “total market capitalization” is based on the market capitalization of U.S. operating companies listed on the NYSE, AMEX or Nasdaq. On at least a semi-annual basis, the Advisor will review total market capitalization to prepare lists of companies whose stock is eligible for investment by the U.S. Small Cap Series. As of December 31, 2003, generally, the market capitalization of a company in the lowest 8% of total market capitalization was approximately $1,296 million or below. This dollar amount may change due to market conditions. As a non-fundamental policy, under normal circumstances, the U.S. Small Cap Series will invest at least 80% of its net assets in small cap U.S. companies. If the U.S. Small Cap Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series. The U.S. Small Cap Series may invest in securities of foreign issuers that are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of the Series. Generally, it is the intention of the U.S. Small Cap Series to invest in the common stock of eligible companies using a market capitalization weighted approach. In addition, the

Series is authorized to invest in private placements of interest-bearing debentures that are convertible into common stock. Such investments are considered illiquid, and the value thereof, together with the value of all other illiquid investments, may not exceed 15% of the value of the Series’ net assets at the time of purchase.

The U.S. Micro Cap Series

The U.S. Micro Cap Series (the “ U.S. Micro Cap Series”) generally will invest in a broad and diverse group of the common stocks of micro cap companies traded on a principal U.S. exchange or on the over-the-counter market. As of the date of this registration statement, the Advisor considers companies whose market capitalizations are generally in the lowest 4% of total market capitalization to be micro cap companies. As of December 31, 2003, generally, the market capitalization of a company in the lowest 4% of total market capitalization was approximately $630 million or below. This dollar amount may change due to market conditions. As a non-fundamental policy, under normal circumstances, the U.S. Micro Cap Series will invest at least 80% of its net assets in securities of U.S. micro cap companies. If the U.S. Micro Cap Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series. The U.S. Micro Cap Series may invest in securities of foreign issuers that are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of the Series. There is some overlap in the companies in which the U.S. Micro Cap Series and the U.S. Small Cap Series invest. Generally, it is the intention of the U.S. Micro Cap Series to invest in the stock of eligible companies using a market capitalization weighted approach. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Structure.”) The U.S. Micro Cap Series is authorized to invest in privately placed convertible debentures and the value thereof, together with the value of all other illiquid investments, may not exceed 10% of the value of the Series’ net assets at the time of purchase.

The Japanese Small Company Series

The Japanese Small Company Series (the “Japanese Series”) generally will invest in a broad and diverse group of readily marketable stocks of Japanese small companies that are traded in the Japanese securities markets. The Japanese Series also may invest in securities of Japanese companies listed or traded in the form of International Depositary Receipts (“IDRs”) or American Depositary Receipts (“ADRs”). The Advisor measures company size based primarily on market capitalization. The Advisor first ranks eligible companies listed on selected exchanges in Japan by market capitalization. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company in Japan. As of the date of this registration statement, the Advisor considers Japanese small companies to be those companies with a market capitalization below $739 million. This dollar amount will change due to market conditions. As a non-fundamental policy, under normal circumstances, the Japanese Series will invest at least 80% of its net assets in securities of Japanese small companies. If the Japanese Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Japanese Series does not intend to purchase shares of any company whose market capitalization is less than $5,000,000. The Japanese Series intends to invest in the stock of eligible companies using a market capitalization weighted approach. The Japanese Series also may invest up to 5% of its assets in convertible debentures issued by Japanese small companies. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Structure.”)

The United Kingdom Small Company Series

The United Kingdom Small Company Series (the “United Kingdom Series”) generally will invest in a broad and diverse group of readily marketable stocks of United Kingdom small companies that are traded principally on the London Stock Exchange (“LSE”). The United Kingdom Series also may invest in securities of United Kingdom companies listed or traded in the form of IDRs or ADRs. The Advisor measures company size based primarily on the market capitalization of companies in the United Kingdom. The Advisor first ranks eligible companies listed on selected exchanges in the United Kingdom. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company in the United Kingdom. As of the date of this registration statement, the Advisor considers United Kingdom small companies to be those companies with a market capitalization below $1,285 million. This dollar amount will change due to market conditions. The United Kingdom Series will not, however, purchase shares of any investment trust or of any company whose market capitalization is less than $5,000,000. As a non-fundamental policy, under normal circumstances, the United Kingdom Series will invest at least 80% of its net assets in securities of United Kingdom small companies. If the United Kingdom Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The United Kingdom Series intends to invest in the stock of eligible companies using a market capitalization weighted approach. The United Kingdom Series also may invest up to 5% of its assets in convertible debentures issued by United Kingdom small companies. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Structure.”)

The Continental Small Company Series

The Continental Small Company Series (the “Continental Series”) generally will invest in readily marketable stocks of a broad and diverse group of small companies organized under the laws of certain European countries. As of the date of this registration statement, the Continental Series may invest in small companies located in Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, and Switzerland, whose shares are traded principally in securities markets located in those countries. The Continental Series also may invest in eligible companies listed or traded in the form of IDRs or ADRs. The Advisor determines company size on a country or region specific basis and based primarily on market capitalization. In the countries or regions authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalization. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company that may be purchased by the Continental Series with respect to each country or region. As of the date of this registration statement, on an aggregate basis for the Continental Series, the Advisor considered small companies to be those companies with a market capitalization below $2,650 million. This threshold will vary by country or region. For example, as of the date of this registration statement, the Advisor considers a small company in the European Monetary Union to have a market capitalization below $1,526 million, a small company in Denmark to have a market capitalization below $1,080 million, and a small company in Greece to have a market capitalization below $1,526 million. These dollar amounts will change due to market conditions. As a non-fundamental policy, under normal circumstances, the Continental Series will invest at least 80% of its net assets in securities of small companies located in continental Europe. If the Continental Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Continental Series does not intend, however, to purchase shares of any company whose market capitalization is less than the equivalent of $5,000,000. The Continental Series intends to invest in the stock of eligible companies using a market capitalization weighted approach within each country. The Continental Series also may invest up to 5% of its assets in convertible debentures issued by European small companies. In addition, the Advisor may, in its discretion, either limit further investments in a particular country or divest the Continental Series of holdings in a particular country. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Structure.”)

The Pacific Rim Small Company Series

The Pacific Rim Small Company Series (the “Pacific Rim Series”) generally will invest in stocks of a broad and diverse group of small companies located in Australia, New Zealand and Pacific Rim Asian countries whose shares are traded principally on the securities markets located in those countries. The Pacific Rim Series also may invest in securities of eligible companies listed or traded in the form of IDRs or ADRs. As of the date of this registration statement, the Pacific Rim Series may invest in small companies located in Australia, Hong Kong, New Zealand and Singapore. In addition, the Advisor may, in its discretion, either limit further investments in a particular country or divest the Pacific Rim Series of holdings in a particular country.

The Advisor measures company size on a country specific basis and based primarily on market capitalization. In the countries authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalization. The Advisor then determines the universe of eligible stocks by defining the maximum market capitalization of a small company that may be purchased by the Pacific Rim Series with respect to each country authorized for investment. This threshold will vary by country. As of the date of this registration statement, the Advisor considers Pacific Rim small companies to be those companies with a market capitalization below $832 million in Australia, $886 million in Hong Kong, $719 million in New Zealand and $789 million in Singapore. These dollar amounts will change due to market conditions. As a non-fundamental policy, under normal circumstances, the Pacific Rim Series will invest at least 80% of its net assets in securities of small companies located in Australia, New Zealand and Pacific Rim Asian countries. If the Pacific Rim Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Pacific Rim Series does not intend to purchase shares of any company whose market capitalization is less than $5,000,000. The Pacific Rim Series intends to acquire a portion of the stock of eligible companies using a market capitalization weighted approach within each country. The Pacific Rim Series also may invest up to 5% of its assets in convertible debentures issued by small companies located in the Pacific Rim. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Structure.”)

Portfolio Structure

Each Small Company Series uses a market capitalization weighted approach as described below. The following discussion applies to the investment policies of the Small Company Series.

The decision to include or exclude the shares of an issuer will be made on the basis of such issuer’s relative market capitalization determined by reference to other companies located in the same country or region. Company size is measured in terms of local currencies in order to eliminate the effect of variations in currency exchange rates. Even though a company’s stock may meet the applicable market capitalization criterion, it may not be purchased if (i) in the Advisor’s judgment, the issuer is in extreme financial difficulty, (ii) the issuer is involved in a merger or consolidation or is the subject of an acquisition, (iii) a significant portion of the issuer’s securities are closely held, or (iv) if the Advisor determines in its best judgment that the purchase of such stock is inappropriate given other conditions. Further, securities of real estate investment trusts will not be acquired (except as a part of a merger, consolidation or acquisition of assets).

The portfolio structures of the Small Company Series involve market capitalization weighting in determining individual security weights and, where applicable, country or region weights. Market capitalization weighting means each security is generally purchased based on the issuer’s relative market capitalization. Market capitalization weighting will be adjusted by the Advisor for a variety of factors. The Advisor may consider such factors as free float, trading strategies, liquidity management and other factors determined to be appropriate by the Advisor given market conditions. The Advisor may exclude the stock of a company that meets applicable market capitalization criterion if the Advisor determines, in its best judgment, that the purchase of such stock is inappropriate in light of other conditions. These adjustments will result in a deviation from traditional market capitalization weighting.

Adjustment for free float adjusts market capitalization weighting to exclude the share capital of a company that is not freely available for trading in the public equity markets by international investors. For example, the following types of shares may be excluded: (i) those held by strategic investors (such as governments, controlling shareholders and management), (ii) treasury shares, or (iii) shares subject to foreign ownership restrictions.

Deviation from market capitalization weighting also will occur because the Advisor intends to purchase round lots only. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held may be reduced from time to time. A portion, but generally not in excess of 20%, of assets may be invested in interest-bearing obligations, such as money-market instruments, for this purpose, thereby causing further deviation from market capitalization weighting.

Block purchases of eligible securities may be made at opportune prices, even though such purchases exceed the number of shares that, at the time of purchase, adherence to a market capitalization weighted approach would otherwise require. In addition, each Small Company Series may, in exchange for the issuance of shares, acquire securities eligible for purchase or otherwise represented in their portfolios at the time of the exchange. (See “In-kind Purchases” in Item 7(b).) While such purchases and acquisitions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of assets.

If securities must be sold in order to obtain funds to make redemption payments, such securities may be repurchased as additional cash becomes available. In most instances, however, management would anticipate selling securities which had appreciated sufficiently to be eligible for sale and, therefore, would not need to repurchase such securities. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES—Portfolio Transactions.”)

Changes in the composition and relative ranking (in terms of market capitalization) of the stocks that are eligible for purchase take place with every trade when the securities markets are open for trading due, primarily, to price fluctuations of such securities. Common stocks whose market capitalizations are not greater than such company will be purchased. Additional investments generally will not be made in securities which have appreciated in value sufficiently to be excluded from the Advisor’s then current market capitalization requirement for eligible portfolio securities. This may result in further deviation from market capitalization weighting and such deviation could be substantial if a significant amount of holdings increase in value sufficiently to be excluded from the requirement for eligible securities, but not by a sufficient amount to warrant their sale. (See “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY PORTFOLIOS—Portfolio Transactions.”) A further deviation from market capitalization weighting may occur if a Series invests a portion of its assets in convertible debentures.

Country weights may be based on the total market capitalization of companies within each country. The calculation of country market capitalization may take into consideration the free float of companies within a country or whether these companies are eligible to be purchased for the particular strategy. In addition, to maintain a satisfactory level of diversification, the Investment Committee may limit or fix the exposure to a particular country or region to a maximum proportion of the assets of that vehicle. Country weights may also deviate from target weights due to general day-to-day trading patterns and price movements. As a result, the weighting of certain countries may vary from their weighting in published international indices.

Generally, current income is not sought as an investment objective, and investments will not be based upon an issuer’s dividend payment policy or record. However, many of the companies whose securities will be selected for investment do pay dividends. It is anticipated, therefore, that dividend income will be received. Also, each Small Company Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. (See “Securities Loans” below.)

Portfolio Transactions

On a periodic basis, the Advisor will review the holdings of each Small Company Series and determine which, at the time of such review, are no longer considered small U.S., Japanese, United Kingdom, European or Pacific Rim companies.

Securities which have depreciated in value since their acquisition will not be sold solely because prospects for the issuer are not considered attractive, or due to an expected or realized general decline in securities prices. Securities may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances, such as (but not limited to) tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices, warrant their sale. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Generally, securities will be purchased with the expectation that they will be held for longer than one year and will be held until such time as they are no longer considered an appropriate holding in light of the policy of maintaining portfolios of companies with small market capitalizations.

The DFA International Value Series

The investment objective of The DFA International Value Series is to achieve long-term capital appreciation. The Series operates as a diversified investment company and seeks to achieve its objective by investing in the stocks of large non-U.S. companies that the Advisor believes to be value stocks at the time of purchase. Securities are considered value stocks primarily because a company’s shares have a high book value in relation to their market value (a “book-to-market ratio”). In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer’s industry. The criteria the Advisor uses for assessing value are subject to change from time to time. The Series intends to invest in the stocks of large companies in countries with developed markets. As of the date of this registration statement, the Series may invest in the stocks of large companies in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. In addition to the countries listed above, the Series may continue to hold investments in countries that are not currently authorized for investment, but had been authorized for investment in the past. As the Series’ asset growth permits, it may invest in the stocks of large companies in other developed markets.

Under normal market conditions, the Series intends to invest its assets in companies organized or having a majority of their assets in or deriving a majority of their operating income in at least three non-U.S. countries and no more than 40% of the Series’ assets will be invested in such companies in any one country. The International Value Series invests its assets in securities listed on bona fide securities exchanges or traded on the over-the-counter markets, including securities listed or traded in the form of IDRs or ADRs. The Series reserves the right to invest in index futures contracts to commit funds awaiting investment or to maintain liquidity. Such investments entail certain risks. (See “Risks” in Item 4(c).)

The International Value Series intends to invest in the stocks of large companies in countries with developed markets. The Advisor determines company size on a country or region specific basis and based primarily on market capitalization. In the countries or regions authorized for investment, the Advisor first ranks eligible companies listed on selected exchanges based on the companies’ market capitalization. The Advisor then determines the universe of eligible stocks by defining the minimum market capitalization of a large company that may be purchased by the International Value Series with respect to each country or region. As of the date of this registration statement, on an aggregate basis for the International Value Series, the Advisor considers large companies to be those companies with a market capitalization of at least $717 million. This threshold will vary by country or region. For example, as of the date of this registration statement, the Advisor considers a large company in the EMU to have a market capitalization of at least $1,526 million, a large company in Australia to have a market capitalization of at least $832 million and a large company in Hong Kong to have a market capitalization of at least $886 million. These dollar amounts will change due to market conditions.

The International Value Series intends to purchase securities within each applicable country using a market capitalization weighted approach. The Advisor, using this approach and its best judgment, will set country weights based on the relative market capitalizations of eligible large companies within each country. As a result, the weightings of certain countries in the Series may vary from their weightings in international indices, such as those published by FTSE International, Morgan Stanley Capital International or Citigroup.

The portfolio structure of the International Value Series involves market capitalization weighting in determining individual security weights and country or region weights. Market capitalization weighting means each security is generally purchased based on the issuer’s relative market capitalization. Market capitalization weighting will be adjusted by the Advisor for a variety of factors. The Advisor may consider such factors as free float, trading strategies, liquidity management and other factors determined to be appropriate by the Advisor given market conditions. The Advisor may exclude the stock of a company that meets applicable market capitalization criterion if the Advisor determines, in its best judgment, that the purchase of such stock is inappropriate in light of other conditions. These adjustments will result in a deviation from traditional market capitalization weighting.

Adjustment for free float adjusts market capitalization weighting to exclude the share capital of a company that is not freely available for trading in the public equity markets by international investors. For example, the following types of shares may be excluded: (i) those held by strategic investors (such as governments, controlling shareholders and management), (ii) treasury shares, or (iii) shares subject to foreign ownership restrictions.

Deviation from market capitalization weighting also will occur because the Series intends to purchase round lots only. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held by the Series may be reduced, from time to time. A portion, but generally not in excess of 20%, of the Series’ assets may be invested in interest-bearing obligations, such as money-market instruments, thereby causing further deviation from market capitalization weighting. Such investments would be made on a temporary basis pending investment in equity securities pursuant to the Series’ investment objective.

The Series may make block purchases of eligible securities at opportune prices even though such purchases exceed the number of shares which, at the time of purchase, adherence to a market capitalization weighted approach would otherwise require. In addition, the Series may acquire securities eligible for purchase or otherwise represented in its portfolio at the time of the exchange in exchange for the issuance of its shares. (See “In-kind Purchases” in Item 7(b).) While such transactions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of the assets of the Series.

Changes in the composition and relative ranking (in terms of market capitalization and book-to-market ratio) of the stocks that are eligible for purchase by the Series take place with every trade when the securities markets are open for trading, due primarily to price fluctuations of such securities. On not less than a semi-annual basis, the Advisor will prepare a list of eligible large companies with high book-to-market ratios whose stock are eligible for investment. Additional investments will not be made in securities which have depreciated in value to such an extent that they are not then considered by the Advisor to be large companies. This may result in further deviation from market capitalization weighting and such deviation could be substantial if a significant amount of the Series’ holdings decreases in value sufficiently to be excluded from the then current market capitalization requirement for eligible securities, but not by a sufficient amount to warrant sale of the holdings.

Country weights may be based on the total market capitalization of companies within each country. The calculation of country market capitalization may take into consideration the free float of companies within a country or whether these companies are eligible to be purchased for the particular strategy. In addition, to maintain a satisfactory level of diversification, the Investment Committee may limit or fix the exposure to a particular country or region to a maximum proportion of the assets of that vehicle. Country weights may also deviate from target weights due to general day-to-day trading patterns and price movements. As a result, the weighting of certain countries may vary from their weighting in published international indices.

The Series does not seek current income as an investment objective, and investments will not be based upon an issuer’s dividend payment policy or record. However, many of the companies whose securities will be owned by the Series do pay dividends. It is anticipated, therefore, that the Series will receive dividend income. The Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. (See “Securities Loans” below.)

Securities which have depreciated in value since their acquisition will not be sold by the Series solely because prospects for the issuer are not considered attractive, or due to an expected or realized general decline in securities prices. Securities may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances warrant their sale, such as tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Generally, securities will be purchased with the expectation that they will be held for longer than one year, and will be held until such times as they are no longer considered an appropriate holding in light of the policy of maintaining a portfolio of companies with large market capitalizations and high book-to-market ratios.

In addition to the policies discussed in response to this Item, investment limitations have been adopted by each Series and are noted in response to Items 12(b) and (c) of Part B.

INVESTMENT OBJECTIVES AND POLICIES—GLOBAL SERIES

The investment objective of each Global Series is to achieve long-term capital appreciation. The Global Value Series provides investors with access to securities portfolios consisting of stocks of large U.S. and non-U.S. companies that have high book-to-market ratios. The Global Large Company Series provides investors with access to securities portfolios consisting of stocks that comprise the S&P 500® Index and stocks of large non-U.S. companies in Europe, Australia and the Far East. The Global Small Company Series provides investors with access to securities portfolios consisting of stocks of small Japanese, UK, European, Pacific Rim and U.S. companies.

Each Global Series seeks to achieve its investment objective by investing virtually all of its assets in other Series of the Trust, or in portfolios of other registered investment companies that are managed by the Advisor, including DFA Investment Dimensions Group Inc. (“DFAIDG”). (The Series of the Trust, the portfolios of DFAIDG, and the series of any other registered investment company that is advised by the Advisor in which the Global Series may invest, from time to time, are referred to as the “Master Series.”) As a non-fundamental policy, under normal circumstances, The Global Large Company Series will indirectly invest at least 80% of its net assets in the securities of large companies by purchasing shares of Master Series that invest in the securities of large companies. Similarly, as a non-fundamental policy, under normal circumstances, The Global Small Company Series will indirectly invest at least 80% of its net assets in shares of Master Series that invest in the securities of small companies. If either The Global Large Company Series or The Global Small Company Series changes its respective investment policy, the Series will notify its shareholders at least 60 days in advance of the change and change its name. The Global Series sell their shares to institutional investors located in the United States and abroad. These institutional investors may include registered and unregistered investment companies. Investors which, for a variety of reasons, may choose not to make substantial, or any, direct investment in the companies whose securities will be held by the Master Series, may participate in the investment performance of those companies through ownership of shares in one or more Global Series.

Portfolio Structure. The Global Series will invest in the Master Series in such relative proportions as determined by the Trust’s management from time to time. As of the date of this registration statement, each Global Series intends to invest in the shares of the following Master Series:

Global Value Series

U.S. Large Cap Value Series

The DFA International Value Series

Global Large Company Series

U.S. Large Company Series

Large Cap International Portfolio of DFAIDG

Global Small Company Series

U.S. Small Cap Series

Japanese Small Company Series

Continental Small Company Series

United Kingdom Small Company Series

Pacific Rim Small Company Series

For a complete description of the investment objectives and policies, portfolio construction and portfolio transactions for each Master Series, see “Investment Objectives, Principal Investment Strategies, and Related Risks—The U.S. Large Company Series,” “INVESTMENT OBJECTIVES AND POLICIES—U.S. VALUE SERIES” and “INVESTMENT OBJECTIVES AND POLICIES—SMALL COMPANY SERIES” in this registration statement.

The Global Large Company Series intends to invest in shares of the Large Cap International Portfolio of DFAIDG (the “Large Cap International Portfolio”). The investment objective of the Large Cap International Portfolio is to achieve long-term capital appreciation by investing in the stocks of non-U.S. large companies in Europe, Australia and the Far East. The Large Cap International Portfolio intends to purchase securities using a market capitalization weighted approach within each applicable country. The Advisor, using its best judgment, will seek to set country weights based on the relative market capitalizations of eligible large companies within each country. As a result, the weightings of certain countries in the Portfolio may vary from their weightings in international indices such as those published by FTSE International, Morgan Stanley Capital International or Citigroup. Generally, the companies whose stocks will be selected by the Advisor for the Large Cap International Portfolio will be in the largest 80% in terms of market capitalization for each country. Under normal market conditions, the Large Cap International Portfolio intends to invest its assets in companies organized or having a majority of their assets in or deriving a majority of their operating income in at least three non-U.S. countries. Under normal circumstances, the Large Cap International Portfolio will invest at least 80% of its net assets in securities of large cap companies in the particular markets in which the Portfolio invests. If the Large Cap International Portfolio changes this investment policy, it will notify shareholders at least 60 days in advance of the change, and will change the name of the Portfolio. The Large Cap International Portfolio reserves the right to invest in index futures contracts to commit funds awaiting investment or to maintain liquidity. The Large Cap International Portfolio does not seek current income as an investment objective and investments will not be based upon an issuer’s dividend payment policy or record. However, many of the companies whose securities will be included in the Large Cap International Portfolio do pay dividends. It is anticipated, therefore, that the Large Cap International Portfolio will receive dividend income.

While each Global Series currently intends to invest in the specific Master Series identified above, each Global Series may invest in other Master Series, in such portions as may be determined from time to time by the Trust’s management. In addition, each Global Series may invest in U.S. government obligations, U.S. government agency obligations, bank obligations and commercial paper. (See “INVESTMENT OBJECTIVES AND POLICIES—FIXED INCOME SERIES—Description of Investments” in this registration statement.)

Periodically, the Trust’s management will determine the allocation of the assets by each Global Series in the corresponding Master Series. In setting the target allocations, the Trust’s management will first consider the market capitalizations of all eligible companies in each Master Series. The Trust’s management will use the market capitalization weighted approach for each Master Series, other than The U.S. Large Company Series, in the manner described in this registration statement. The Trust’s management may also consider such other factors as it deems appropriate with respect to determining the target allocations. When the Trust’s management determines that market forces have caused fundamental changes in the relative values of companies owned by the Master Series, the Trust’s management intends to modify the target allocations of the Global Series. To maintain target weights during the period, adjustments may be made by applying future purchases by the respective Global Series in proportion necessary to rebalance the investment portfolio of the Global Series.

The Emerging Markets Series and The Emerging Markets Small Cap Series

The investment objective of both The Emerging Markets Series and The Emerging Markets Small Cap Series is to achieve long-term capital appreciation. Each Series seeks to achieve its investment objective by investing in emerging markets designated by the Investment Committee of the Advisor (“Approved Markets”). Each Series invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter markets. These exchanges or over-the-counter markets may be either within or outside the issuer’s domicile country, and the securities may be listed or traded in the form of International Depository Receipts or American Depository Receipts.

Series’ Characteristics and Policies. The Emerging Markets Series will seek a broad market coverage of larger companies within each Approved Market. The Series will attempt to own shares of companies whose aggregate overall share of the Approved Market’s total public market capitalization is at least in the upper 40% of such capitalization. The Emerging Markets Series may limit the market coverage in the smaller emerging markets in order to limit purchases of small market capitalization companies. As a non-fundamental policy, under normal circumstances, The Emerging Markets Series will invest at least 80% of its net assets in emerging market investments that are defined in this registration statement as Approved Market securities. If The Emerging Markets Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Emerging Markets Small Cap Series will seek a broad market coverage of smaller companies within each Approved Market. As a non-fundamental policy, under normal circumstances, The Emerging Markets Small Cap Series will invest at least 80% of its net assets in emerging market investments that are defined in this registration statement as small company Approved Market securities. If The Emerging Markets Small Cap Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series. The Series will attempt to own shares of companies whose market capitalization is less than $2.5 billion. On a periodic basis, the Advisor will review the holdings of The Emerging Markets Small Cap Series and determine which, at the time of such review, are no longer considered small emerging market companies.

Each Series may not invest in all such companies or Approved Markets described above or achieve approximate market weights, for reasons which include constraints imposed within Approved Markets (e.g., restrictions on purchases by foreigners), and each Series’ policy not to invest more than 25% of its assets in any one industry.

Approved Market securities are defined to be: (a) securities of companies organized in a country in an Approved Market or for which a principal trading market is in an Approved Market, (b) securities issued or guaranteed by the government of an Approved Market country, its agencies or instrumentalities, or the central bank of such country, (c) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets, (d) securities of companies that derive at least 50% of their revenues primarily from either goods or services produced in Approved Markets or sales made in Approved Markets, or (e) Approved Market equity securities in the form of depositary shares. Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets. The Advisor, however, will select only those companies which, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets such that their value will tend to reflect developments in Approved Markets to a greater extent than developments in other regions. For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the definition of Approved Markets securities, so long as the Advisor believes, at the time of investment, that the value of the companies’ securities will reflect principally conditions in Approved Markets.

In determining what countries have emerging markets with respect to each Series, the data, analysis and classification of countries published or disseminated by the International Bank for Reconstruction (commonly known as the World Bank) and the International Finance Corporation, among other things, will be considered. Approved emerging markets may not include all such emerging markets. In determining whether to approve markets for investment, the Advisor will take into account, among other things, market liquidity, investor information, government regulation, including fiscal and foreign exchange repatriation rules and the availability of other access to these markets by each of the Series.

As of the date of this registration statement, the following countries are designated as Approved Markets: Brazil, Chile (for The Emerging Market Series only), Czech Republic (for the Emerging Markets Series only), Hungary, Indonesia, Israel, Malaysia, Mexico, the Philippines, Poland, South Africa, South Korea, Republic of China (Taiwan), Thailand and Turkey. Countries that may be approved in the future include, but are not limited to, Argentina, People’s Republic of China, Colombia, Egypt, India and Venezuela. In addition to the Approved Markets listed above, the Series may continue to hold investments in countries that are not currently authorized for investment, but that had been authorized for investment in the past.

Pending the investment of new assets in Approved Market equity securities, each Series will typically invest in money market instruments or other highly liquid debt instruments denominated in U.S. dollars (including, without limitation, repurchase agreements). In addition, each Series may, for liquidity, or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although neither Series expects these investments to exceed 10% of its net assets under normal circumstances. Both Series also may invest in shares of other investment companies that invest in one or more Approved Markets, although they intend to do so only where access to those markets is otherwise significantly limited. The Series may also invest in money market mutual funds for temporary cash management purposes. Subject to certain exceptions, the Investment Company Act of 1940 limits investment by a Series in shares of other investment companies as follows: (1) no more than 10% of the value of a Series’ total assets may be invested in shares of other investment companies; (2) a Series may not own securities issued by an investment company having an aggregate value in excess of 5% of the value of the total assets of the Series; and (3) a Series may not own more than 3% of the total outstanding voting stock of an investment company. If either Series invests in another investment company, the Series’ shareholders will bear not only their proportionate share of expenses of the Series (including operating expenses and the fees of the Advisor), but also will bear indirectly similar expenses of the underlying investment company. In some Approved Markets, it will be necessary or advisable for a Series to establish a wholly-owned subsidiary or a trust for the purpose of investing in the Approved Markets. Each Series also may invest up to 5% of its assets in convertible debentures issued by companies organized in Approved Markets.

Portfolio Structure. Each Series’ policy of seeking broad market diversification means that the Advisor will not utilize “fundamental” securities research techniques in identifying securities selections. The decision to include or exclude the shares of an issuer will be made primarily on the basis of such issuer’s relative market capitalization determined by reference to other companies located in the same country. Company size is measured in terms of reference to other companies located in the same country and in terms of local currencies in order to eliminate the effect of variations in currency exchange rates. Even though a company’s stock may meet the applicable market capitalization criterion, it may not be included in a Series for one or more of a number of reasons. For example, in the Advisor’s judgment, the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a “passive foreign investment company” (as defined in the Code). The Advisor will also exercise discretion in determining the allocation of investments among Approved Markets.

Neither Series seeks current income as an investment objective, and investments will not be based upon an issuer’s dividend payment policy or record. However, many of the companies whose securities will be included in a Series do pay dividends. It is anticipated, therefore, that both Series will receive dividend income.

Generally, securities will be purchased with the expectation that they will be held for longer than one year. However, securities may be disposed of at any time when, in the Advisor’s judgment, circumstances warrant their sale. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.

For the purpose of converting U.S. dollars to another currency, or vice versa, or converting one foreign currency to another foreign currency, each Series may enter into forward foreign exchange contracts. In addition, to hedge against changes in the relative values of foreign currencies, each Series may purchase foreign currency futures contracts. However, the Series generally do not hedge foreign currency risk. A Series will only enter into such futures contracts if it is expected that the Series will be able readily to close out such contracts. There can, however, be no assurance that it will be able in any particular case to do so, in which case the Series may suffer a loss.

INVESTMENT OBJECTIVES AND POLICIES—FIXED INCOME SERIES

The DFA One-Year Fixed Income Series

The investment objective of The DFA One-Year Fixed Income Series is to achieve a return in excess of the rate of inflation with a minimum of risk. The Series will pursue its objective by investing its assets in U.S. government obligations, U.S. government agency obligations, dollar-denominated obligations of foreign issuers issued in the U.S., foreign government and agency obligations, bank obligations, including U.S. subsidiaries and branches of foreign banks, corporate obligations, commercial paper, repurchase agreements and obligations of supranational organizations. Generally, the Series will acquire obligations which mature within one year from the date of settlement, but substantial investments may be made in obligations maturing within two years from the date of settlement when greater returns are available. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in fixed income securities and maintain a weighted average portfolio maturity that will not exceed one year. If the Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series. The Series principally invests in certificates of deposit, commercial paper, bankers’ acceptances, notes and bonds. The Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies when the yield to maturity on these instruments exceeds the yield to maturity on all other eligible portfolio investments of similar quality for a period of five consecutive days when the NYSE is open for trading. (See “Investments in the Banking Industry” in this Item 4 below.)

The DFA Two-Year Global Fixed Income Series

The investment objective of The DFA Two-Year Global Fixed Income Series is to maximize total returns consistent with preservation of capital. The Series will invest in obligations issued or guaranteed by the U.S. and foreign governments, their agencies and instrumentalities, corporate debt obligations, bank obligations, commercial paper, repurchase agreements, obligations of other domestic and foreign issuers having quality ratings meeting the minimum standards described in “Description of Investments,” securities of domestic or foreign issuers denominated in U.S. dollars but not trading in the United States, and obligations of supranational organizations, such as the World Bank, the European Investment Bank, European Economic Community and European Coal and Steel Community. As of the date of this registration statement, the Advisor expects that most investments will be made in the obligations of issuers that are in developed countries, such as those countries which are members of the Organization of Economic Cooperation and Development. However, in the future, the Advisor anticipates investing in issuers located in other countries as well. Under normal market conditions, the Series intends to invest in issuers organized or having a majority of their assets in, or deriving a majority of their operating income in, at least three different countries, one of which may be the United States.

As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in fixed income securities that mature within two years from the date of settlement. If the Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series. Because many of the Series’

investments will be denominated in foreign currencies, the Series will also enter into forward foreign currency contracts solely for the purpose of hedging against fluctuations in currency exchange rates. The Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies when the yield to maturity on these instruments exceeds the yield to maturity on all other eligible portfolio investments of similar quality for a period of five consecutive days when the NYSE is open for trading. (See “Investments in the Banking Industry” in this Item 4 below.)

Description of Investments

The following is a description of the categories of investments which may be acquired by The DFA One-Year Fixed Income Series and Two-Year Global Fixed Income Series (together, the “Fixed Income Series”).

Permissible Categories
The DFA One-Year Fixed Income Series	1-8
The DFA Two-Year Global Fixed Income Series	1-10

1. U.S. Government Obligations—Debt securities issued by the U.S. Treasury which are direct obligations of the U.S. government, including bills, notes and bonds.

2. U. S. Government Agency Obligations—Issued or guaranteed by U.S. government-sponsored instrumentalities and federal agencies, which have different levels of credit support. The U.S. government agency obligations include, but are not limited to, securities issued by agencies and instrumentalities of the U.S. Government that are supported by the full faith and credit of the United States, such as the Federal Housing Administration and Ginnie Mae (formerly, the Government National Mortgage Association), including Ginnie Mae pass-through certificates. Other securities issued by agencies and instrumentalities sponsored by the U.S. government may be supported only by the issuer’s right to borrow from the U.S. Treasury, subject to certain limits, such as securities issued by Federal Home Loan Banks, or are supported only by the credit of such agencies and not guaranteed by the U.S. government, such as Freddie Mac (formerly, the Federal Home Loan Mortgage Corporation) and Fannie Mae (formerly, the Federal National Mortgage Association).

3. Corporate Debt Obligations—Non-convertible corporate debt securities (e.g., bonds and debentures) which are issued by companies whose commercial paper is rated Prime-1 by Moody’s Investors Service, Inc. (“Moody’s”) or A-1 by S&P and dollar-denominated obligations of foreign issuers issued in the U.S. If the issuer’s commercial paper is unrated, then the debt security would have to be rated at least AA by S&P or Aa2 by Moody’s. If there is neither a commercial paper rating nor a rating of the debt security, then the Advisor must determine that the debt security is of comparable quality to equivalent issues of the same issuer rated at least AA or Aa2.

4. Bank Obligations—Obligations of U.S. banks and savings and loan associations and dollar-denominated obligations of U.S. subsidiaries and branches of foreign banks, such as certificates of deposit (including marketable variable rate certificates of deposit) and bankers’ acceptances. Bank certificates of deposit will only be acquired from banks having assets in excess of $1,000,000,000.

5. Commercial Paper—Rated, at the time of purchase, A-1 or better by S&P or Prime-1 by Moody’s, or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated Aaa by Moody’s or AAA by S&P, and having a maximum maturity of nine months.

6. Repurchase Agreements—Instruments through which the Series purchase securities (“underlying securities”) from a bank, or a registered U.S. government securities dealer, with an agreement by the seller to repurchase the underlying securities at an agreed price, plus interest at a specified rate. The underlying securities will be limited to U.S. government and agency obligations described in (1) and (2) above. The Series will not enter into a repurchase agreement with a duration of more than seven days if, as a result, more than 10% of the value of the Series’ total assets would be so invested. The Series will invest in repurchase agreements with banks having at least $1,000,000,000 in assets and that are approved by the Investment Committee of the Advisor. The Advisor will monitor the market value of the underlying securities plus any accrued interest thereon so that they will at least equal the repurchase price.

7. Foreign Government and Agency Obligations—Bills, notes, bonds and other debt securities issued or guaranteed by foreign governments, or their agencies and instrumentalities.

8. Supranational Organization Obligations—Debt securities of supranational organizations such as the European Coal and Steel Community, the European Economic Community and the World Bank, which are chartered to promote economic development.

9. Foreign Issuer Obligations—Debt securities of non-U.S. issuers rated AA or better by S&P or Aa2 or better by Moody’s.

10. Eurodollar Obligations—Debt securities of domestic or foreign issuers denominated in U.S. dollars but not trading in the United States.

Investors should be aware that the net asset values of the Fixed Income Series may change as general levels of interest rates fluctuate. When interest rates increase, the value of a portfolio of fixed income securities can be expected to decline. Conversely, when interest rates decline, the value of a portfolio of fixed income securities can be expected to increase.

Investments in the Banking Industry

Each Fixed Income Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies when the yield to maturity on these investments exceeds the yield to maturity on all other eligible portfolio investments for a period of five consecutive days when the NYSE is open for trading. For the purpose of this policy, which is a fundamental policy of each Series and can only be changed by a vote of the shareholders of each Series, banks and bank holding companies are considered to constitute a single industry, the banking industry. When investment in such obligations exceeds 25% of the total net assets of either Series, such Series will be considered to be concentrating its investments in the banking industry. As of the date of this registration statement, neither The DFA One-Year Fixed Income Series nor the Two-Year Global Fixed Income Series is concentrating its investments in the banking industry. The types of bank and bank holding company obligations in which The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series may invest include: certificates of deposit, bankers’ acceptances, commercial paper and other debt obligations issued in the United States that mature within two years of the date of settlement, provided such obligations meet each Series’ established credit rating criteria as stated under “Description of Investments.” In addition, both Series are authorized to invest more than 25% of their total assets in Treasury bonds, bills and notes, and obligations of federal agencies and instrumentalities.

Portfolio Strategy

The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series will be managed with a view to capturing credit risk premiums and term or maturity risk premiums. The term “credit risk premium” means the anticipated incremental return on investment for holding obligations considered to have greater credit risk than direct obligations of the U.S. Treasury, and “maturity risk premium” means the anticipated incremental return on investment for holding securities having maturities of longer than one month compared to securities having a maturity of one month. The Advisor believes that credit risk premiums are available largely through investment in high grade commercial paper, certificates of deposit and corporate obligations. The holding period for assets of the Series will be chosen with a view to maximizing anticipated returns, net of trading costs.

The Fixed Income Series are expected to have high portfolio turnover rates due to the relatively short maturities of the securities to be acquired. The rates of portfolio turnover will depend upon market and other conditions; it will not be a limiting factor when management believes that portfolio changes are appropriate. While the Fixed Income Series acquire securities in principal transactions and, therefore, do not pay brokerage commissions, the spread between the bid and asked prices of a security may be considered to be a “cost” of trading. Such costs ordinarily increase with trading activity. However, as stated above, securities ordinarily will be sold when, in the Advisor’s judgment, the monthly returns of the Fixed Income Series will be increased as a result of portfolio transactions, after taking into account the cost of trading. It is anticipated that securities will be acquired in the secondary markets for short-term instruments.

Securities Loans

Each Series of the Trust may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. While a Series may earn additional income from lending securities, such activity is incidental to the investment objective of the Series. The value of securities loaned may not exceed 33 1/3% of the value of a Series’ total assets. In connection with such loans, a Series will receive collateral consisting of cash or U.S. Government securities, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. In addition, the Series will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. In the event of the bankruptcy of the borrower, the Trust could experience delay in recovering the loaned securities.

Management believes that this risk can be controlled through careful monitoring procedures. While the Global Series are authorized to lend securities, it is not presently anticipated that the Series will do so, in light of their investment strategies.

Item 4(b) Other Investment Practices. The U.S. Small Cap Series and U.S. Micro Cap Series may invest in securities of foreign issuers that are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of each Series.

The U.S. Large Company Series may invest generally not more than 5% of its net assets in the same types of short-term fixed income obligations as may be acquired by The DFA One-Year Fixed Income Series, in order to maintain liquidity or to invest temporarily uncommitted cash balances. (See “INVESTMENT OBJECTIVES AND POLICIES—FIXED INCOME SERIES—The DFA One-Year Fixed Income Series” in Item 4(a).)

The Enhanced U.S. Large Company Series, The Tax-Managed U.S. Marketwide Value Series, The U.S. Small XM Value Series, The Tax-Managed U.S. Equity Series, The U.S. Micro Cap Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Emerging Markets Series and The Emerging Markets Small Cap Series are each permitted to invest in shares of unaffiliated money market funds.

All Series, except the U.S. Micro Cap Series, the U.S. Small Cap Series and The DFA One-Year Fixed Income Series, may acquire index futures contracts and options thereon in order to commit funds awaiting investment in stocks or to maintain cash liquidity. The Enhanced U.S. Large Company Series may use futures contracts and options thereon to hedge against securities prices or as part of its overall investment strategy. The Series are operated by a person that has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, such person is not subject to registration or regulation as a pool operator under the CEA. (See “Risks” in Item 4(c).)

Each of The U.S. Large Company Series, The U.S. Large Cap Value Series, The U.S. Small Cap Series, The DFA International Value Series, The Japanese Small Company Series, The Pacific Rim Small Company Series, The United Kingdom Small Company Series, The Continental Small Company Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and The DFA Two-Year Global Fixed Income Series and DFA Five-Year Global Fixed Income Portfolio will not rely on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the Investment Company Act of 1940 to operate as a fund of funds.

4(c) Risks. Please note that while the following discussion relates to the risks of certain investments by certain Series, it should be understood that, with respect to the Global Series, the discussion applies to the Master Series in which the Global Series invest.

Market Risk

Economic, political and issuer specific events will cause the value of securities, and the Series that own them, to rise and fall. Because the value of an investment in a Series will fluctuate, there is the risk that an investor may lose money. The Fixed Income Series are particularly sensitive to changing interest rates.

Small Company Securities

Typically, securities of small companies are less liquid than securities of large companies. Recognizing this factor, management will endeavor to effect securities transactions in a manner to avoid causing significant price fluctuations in the market for these securities. In addition, the prices of small company securities may fluctuate more sharply than those of other securities.

Foreign Securities

The Japanese Small Company, United Kingdom Small Company, Continental Small Company, Pacific Rim Small Company, Enhanced U.S. Large Company, DFA One-Year Fixed Income, Two-Year Global Fixed Income, DFA International Value, Global Value, Global Large Company and Global Small Company Series (in the case of the Global Series, through their investments in the Master Series), and the Large Cap International Portfolio, invest in foreign issuers. Such investments involve risks that are not associated with investments in U.S. public companies. Such risks may include legal, political and/or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the value of the assets held by the Series. (Also see “Foreign Currencies and Related Transactions” below.) Further, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those of U.S. public companies and there may be less publicly available information about such companies than comparable U.S. companies. The Enhanced U.S. Large Company, DFA One-Year Fixed Income and Two-Year Global Fixed Income Series also may invest in obligations of supranational organizations. The value of the obligations of these organizations may be adversely affected if one or more of their supporting governments discontinue their support. Also, there can be no assurance that any Series will achieve its investment objective.

The economies of many countries in which The Japanese Small Company, United Kingdom Small Company, Continental Small Company, Pacific Rim Small Company, Enhanced U.S. Large Company, DFA One-Year Fixed Income, Two-Year Global Fixed Income, DFA International Value, Global Value, Global Large Company and Global Small Company Series and Large Cap International Portfolio invest are not as diverse or resilient as the U.S. economy, and have significantly less financial resources. Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measures of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for those commodities.

In many foreign countries, stock markets are more variable than U.S. markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local currencies, and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of a Series that holds the foreign securities. The net asset values of the Series are denominated in U.S. dollars, and therefore, declines in market price of both the foreign securities held by a Series and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Series’ shares.

Investing in Emerging Markets

The investments of The Emerging Markets Series and The Emerging Markets Small Cap Series involve risks that are in addition to the usual risks of investing in developed foreign markets. A number of emerging market securities markets restrict, to varying degrees, foreign investment in stocks. Repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. In some jurisdictions, such restrictions and the imposition of taxes are intended to discourage shorter- rather than longer-term holdings. While The Emerging Markets Series and The Emerging Markets Small Cap Series will invest only in markets where these restrictions are considered acceptable to the Advisor, new or additional repatriation restrictions might be imposed subsequent to a Series’ investment. If such restrictions were imposed subsequent to investment in the securities of a particular country, a Series may, among other things, discontinue the purchasing of securities in that country. Such restrictions will be considered in relation to the Series’ liquidity needs and other factors and may make it particularly difficult to establish the fair market value of particular securities from time to time. The valuation of securities held by a Series is the responsibility of the Board of Trustees, acting in good faith and with advice from the Advisor. (See “Pricing of Fund Shares” in Item 7(a).) Further, some attractive equity securities may not be available to the Series because foreign shareholders hold the maximum amount permissible under current laws.

Relative to the U.S. and to larger non-U.S. markets, many of the emerging market securities markets in which The Emerging Markets Series and The Emerging Markets Small Cap Series may invest are relatively small, have low trading volumes, suffer periods of illiquidity and are characterized by significant price volatility. Such factors may be even more pronounced in jurisdictions where securities ownership is divided into separate classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

In addition, many emerging markets, including most Latin American countries, have experienced substantial, and, in some periods, extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain emerging markets have recently transitioned, or are in the process of transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

Brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance procedures. In certain markets, there have been times when settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of a Series to make intended securities purchases due to settlement problems could cause the Series to miss investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a Series, due to subsequent declines in value of the portfolio security or, if a Series has entered into a contract to sell the security, could result in possible liability to the purchaser.

The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for a Series’ portfolio securities in such markets may not be readily available. The Series’ portfolio securities in the affected markets will be valued at fair value, determined in good faith, by or under the direction of the Board of Trustees.

Government involvement in the private sector varies in degrees among the emerging securities markets contemplated for investment by the Series. Such involvement may, in some cases, include government ownership of companies in certain commercial business sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies, or other measures which could be detrimental to the investments of a Series.

Taxation of dividends and capital gains received by non-residents varies among countries with emerging markets and, in some cases, is high in relation to comparable U.S. rates. Particular tax structures may have the intended or incidental effect of encouraging long holding periods for particular securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction. In addition, emerging market jurisdictions typically have less well-defined tax laws and procedures than is the case in the United States, and such laws may permit retroactive taxation so that The Emerging Markets Series and The Emerging Markets Small Cap Series could in the future become subject to local tax liability that the Series had not reasonably anticipated in conducting their investment activities or valuing their assets.

Foreign Currencies and Related Transactions

Investments of the Japanese, United Kingdom, Continental and Pacific Rim Series, The DFA International Value Series, Large Cap International Portfolio, The Emerging Markets Series, The Emerging Markets Small Cap Series, many of the investments of The DFA Two-Year Global Fixed Income Series and, to a lesser extent, the investments of The Enhanced U.S. Large Company Series, will be denominated in foreign currencies. Changes in the relative values of foreign currencies and the U.S. dollar, therefore, will affect the value of investments of the Series. The Series may purchase foreign currency futures contracts and options in order to hedge against changes in the level of foreign currency exchange rates, but typically, only The DFA Two-Year Global Fixed Income Series will do so. Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the contract and enable the Series to protect against losses resulting from adverse changes in the relationship between the U.S. dollar and foreign currencies occurring between the trade and settlement dates of Series securities transactions, but they also tend to limit the potential gains that might result from a positive change in such currency relationships. Gains and losses on investments in futures and options thereon depend on the direction of securities prices, interest rates and other economic factors.

Borrowing

Each Series, except the U.S. Micro Cap Series, Japanese Series and The DFA One-Year Fixed Income Series, has reserved the right to borrow amounts not exceeding 33% of its net assets for the purposes of making redemption payments. When advantageous opportunities to do so exist, the Series may purchase securities when borrowings exceed 5% of the value of the Series’ net assets. Such purchases can be considered to be “leveraging,” and in such circumstances, the net asset value of the Series may increase or decrease at a greater rate than would be the case if the Series had not leveraged. The interest payable on the amount borrowed would increase the Series’ expenses and if the appreciation and income produced by the investments purchased when the Series has borrowed are less than the cost of borrowing, the investment performance of the Series will be reduced as a result of leveraging.

Portfolio Strategies

The method employed by the Advisor to manage each Series, except The U.S. Large Company Series, The Enhanced U.S. Large Company Series and the Fixed Income Series, will differ from the process employed by many other investment advisors in that the Advisor will rely on fundamental analysis of the investment merits of securities to a limited extent to eliminate potential portfolio acquisitions, rather than rely on this technique to select securities. Further, because securities generally will be held long term and will not be eliminated based on short-term price fluctuations, the Advisor generally will not act upon general market movements or short-term price fluctuations of securities to as great an extent as many other investment advisors. The U.S. Large Company Series will operate as an index fund and, therefore, represents a passive method of investing in all stocks that comprise the S&P 500® Index, which does not entail selection of securities based on the individual investment merits of their issuers. The investment performance of The U.S. Large Company Series is expected to approximate the investment performance of the S&P 500® Index, which tends to be cyclical in nature, reflecting periods when stock prices generally rise or fall.

Futures Contracts and Options on Futures

All Series, except the U.S. Micro Cap Series, the U.S. Small Cap Series and The DFA One-Year Fixed Income Series, may invest in index futures contracts and options on index futures. These investments entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Series and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting a Series’ ability to close a position in such investments. Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited. Certain restrictions imposed by the Code may limit the ability of a Series to invest in futures contracts and options on futures contracts.

Options on Stock Indices

The Enhanced U.S. Large Company Series may purchase put and call options and write put and call options on stock indices and stock index futures listed on national securities exchanges or traded OTC. The Enhanced U.S. Large Company Series may use these techniques to hedge against changes in securities prices or as part of its overall investment strategy. An option on an index is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the cash value of the index at a specified exercise price at any time during the term of the option. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect specified facets of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.) A stock index fluctuates with changes in the market values of the stocks included in the index.

With respect to the writing of options, the writer has no control over the time when it may be required to fulfill its obligation. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option on the same series. There can be no assurance, however, that a closing purchase or sale transaction can be effected when The Enhanced U.S. Large Company Series desires.

The Enhanced U.S. Large Company Series may write covered straddles consisting of a combination of a call and a put written on the same index. A straddle will be covered when sufficient assets are deposited to meet The Enhanced U.S. Large Company Series’ immediate obligations. The Series may use the same liquid assets to cover both the call and put options where the exercise price of the call and the put are the same or the exercise price of the call is higher than that of the put. In such cases, the Series will also segregate liquid assets equivalent to the amount, if any, by which the put is “in the money.”

The effectiveness of purchasing stock index options will depend upon the extent to which price movements in The Enhanced U.S. Large Company Series’ portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Series will realize a gain or loss from the purchase of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular stock. If The Enhanced U.S. Large Company Series takes positions in options instruments contrary to prevailing market trends, the Series could be exposed to the risk of a loss. Certain restrictions imposed on The Enhanced U.S. Large Company Series by the Code may limit the ability of the Series to invest in options.

Swaps

The Enhanced U.S. Large Company Series may enter into equity index swap agreements for purposes of attempting to obtain a particular desired return at a lower cost to the Series than if the Series had invested directly in an instrument that yielded that desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested in a group of securities representing a particular index.

The “notional amount” of the swap agreement is only a fictive basis on which to calculate the obligations which the parties to a swap agreement have agreed to exchange. Most swap agreements entered into by The Enhanced U.S. Large Company Series would calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Series’ current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Enhanced U.S. Large Company Series’ current obligations under a swap agreement will be accrued daily (offset against amounts owed to the Series) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of liquid assets to avoid any potential leveraging of the Series’ portfolio. The Enhanced U.S. Large Company Series will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Series’ assets.

Because they are two-party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid, and, therefore, swap agreements entered into by The Enhanced U.S. Large Company Series and other illiquid securities will be limited to 15% of the net assets of the Series. Moreover, The Enhanced U.S. Large Company Series bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Advisor will cause The Enhanced U.S. Large Company Series to enter into swap agreements only with counterparties that the Investment Committee of the Advisor has approved. Certain restrictions imposed on the Enhanced U.S. Large Company Series by the Code may limit the Series’ ability to use swap agreements. The swap market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect The Enhanced U.S. Large Company Series’ ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Banking Industry Concentrations

Each Fixed Income Series will change to concentrate its assets (invest more than 25% of its total assets) in obligations of U.S. and/or foreign banks and bank holding companies when the yield to maturity on these instruments exceeds the yield to maturity on all other eligible portfolio investments of similar quality for a period of five consecutive days when the New York Stock Exchange is open for trading. Concentrating in obligations of the banking industry may involve additional risk by foregoing the safety of investing in a variety of industries. Changes in the market’s perception of the riskiness of banks relative to non-banks could cause more fluctuations in the net asset values of The Fixed Income Series than might occur in less concentrated portfolios.

Responses to Item 5 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 6.	Management, Organization, and Capital Structure.

6(a)(1) Investment Adviser.

6(a)(1)(i) Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, serves as investment advisor to each Series, except the Global Series, for which it serves as the administrator. The Advisor was organized in May 1981 and is engaged in the business of providing investment management services to institutional investors. As of the date of this registration statement, assets under management total approximately $50 billion.

Pursuant to an investment management agreement with the Trust with respect to each Series except the Global Series, the Advisor manages the investment and reinvestment of their assets. The Advisor also provides the Trust with records concerning the Advisor’s activities, which the Trust is required to maintain, and renders regular reports to the Trust’s officers and the Board of Trustees. The Advisor also provides the Series with a trading department and selects brokers and dealers to effect securities transactions.

Investment Services—United Kingdom and Continental Small Company Series

Pursuant to Sub-Advisory Agreements with the Advisor, Dimensional Fund Advisors Ltd. (“DFAL”), 100 Pall Mall, London, SW1Y 5NQ, England, a company that is organized under the laws of England, has the authority and responsibility to select brokers or dealers to execute securities transactions for the United Kingdom and Continental Series. DFAL’s duties include the maintenance of a trading desk for the Series and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of the United Kingdom and Continental Series and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities which are eligible for purchase and sale by these Series and may delegate this task, subject to its own review, to DFAL. DFAL maintains and furnishes to the Advisor information and reports on United Kingdom and European small companies, including its recommendations of securities to be added to the securities that are eligible for purchase by the Series. DFAL is a member of the Financial Services Authority, a self-regulatory organization for investment managers operating under the laws of England. The Advisor controls DFAL.

Investment Services—Japanese and Pacific Rim Small Company Series

Pursuant to Sub-Advisory Agreements with the Advisor, DFA Australia Limited (“DFA Australia”), Suite 2001, Level 29 Gateway, 1 MacQuarie Place, Sydney, New South Wales 2000, Australia, has the authority and responsibility to select brokers and dealers to execute securities transactions for the Japanese and Pacific Rim Series. DFA Australia’s duties include the maintenance of a trading desk for each Series and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of the Japanese and Pacific Rim Series and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities which are eligible for purchase and sale by these Series and may delegate this task, subject to its own review, to DFA Australia. DFA Australia maintains and furnishes to the Advisor information and reports on Japanese and Pacific Rim small companies, including its recommendations of securities to be added to the securities that are eligible for purchase by each Series. The Advisor controls DFA Australia.

Consulting Services—DFA International Value Series, Emerging Markets Series and Emerging Markets Small Cap Series

The Advisor has entered into a Consulting Services Agreement with DFAL and DFA Australia. Pursuant to the terms of each Consulting Services Agreement, DFAL and DFA Australia provide certain trading and administrative services to the Advisor with respect to DFA International Value Series, Emerging Markets Series and Emerging Markets Small Cap Series.

6(a)(1)(ii) For the fiscal year ended November 30, 2003, the Advisor received a fee for its services which, on an annual basis, equaled the following percentage of the average net assets of each Series:

Series	Management Fee
U.S. Large Company	0.025%
Enhanced U.S. Large Company	0.05%
U.S. Large Cap Value	0.10%
Tax-Managed U.S. Marketwide Value	0.20%
U.S. Small XM Value	0.10%
U.S. Small Cap Value	0.20%
Tax-Managed U.S. Equity	0.05%
U.S. Small Cap	0.03%
U.S. Micro Cap	0.10%
DFA International Value	0.20%
Japanese Small Company	0.10%
Pacific Rim Small Company	0.10%
United Kingdom Small Company	0.10%
Continental Small Company	0.10%
Emerging Markets	0.10%
Emerging Markets Small Cap	0.20%
DFA One-Year Fixed Income	0.05%
DFA Two-Year Global Fixed Income	0.05%

While The Global Value Series, The Global Large Company Series and The Global Small Company Series are not subject to a management fee, investments by the Global Series in the Master Series are subject to the management fees charged by the respective Master Series. The Large Cap International Portfolio pays a management fee equal to 0.25% of its average net assets on an annual basis.

6(a)(2) Portfolio Manager. Investment decisions for all Series (except the Global Series) are made by the Investment Committee of the Advisor which meets on a regular basis and also as needed to consider investment issues. The Investment Committee is composed primarily of certain officers and directors of the Advisor who are elected annually.

6(a)(3) Legal Proceedings. Not applicable.

6(b) Capital Stock. Not applicable.

Item 7.	Shareholder Information.

7(a) Pricing of Fund Shares. The net asset value per share of each Series is calculated after the close of the NYSE (normally, 1:00 p.m. PT) by dividing the total value of the Series’ investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Series. Note: The time at which transactions and shares are priced may be changed in case of an emergency or if the NYSE closes at a time other than 1:00 p.m. PT.

The value of the shares of each Series will fluctuate in relation to its own investment experience. Securities held by the Series will be valued in accordance with applicable laws and procedures adopted by the Board of Trustees, and generally, as described below.

Securities held by the Series are valued at the last quoted sale price of the day. Securities held by the Series that are listed on Nasdaq are valued at the Nasdaq Official Closing Price (“NOCP”). If there is no last reported sale price or NOCP of the day, the Series value the securities at the mean of the most recent quoted bid and asked prices. Price information on listed securities is taken from the exchange where the security is primarily traded. Generally, securities issued by open-end investment companies, such as the Series, are valued using their respective net asset values or public offering prices, as appropriate, for purchase orders placed at the close of the NYSE.

The value of the shares of the Fixed Income Series will tend to fluctuate with interest rates because, unlike money market funds, these Series do not seek to stabilize the value of their respective shares by use of the “amortized cost” method of asset valuation. Net asset value includes interest on fixed income securities which is accrued daily. Securities which are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed income securities, this ordinarily will be the over-the-counter market. Securities held by the Fixed Income Series may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the current market value of such securities.

The value of the securities and other assets of the Series for which no market quotations are readily available (including restricted securities), or for which market quotations have become unreliable, are determined in good faith at fair value in accordance with procedures adopted by the Board of Trustees. Fair value pricing may also be used if events that have a significant effect on the value of an investment (as determined in the discretion of the Investment Committee of the Advisor) occur before the net asset value is calculated. When fair value pricing is used, the prices of securities used by the Series may differ from the quoted or published prices for the same securities on their primary markets or exchanges.

To the extent that a Series holds large numbers of securities, it is likely that it will have a larger number of securities that may be deemed illiquid and therefore must be valued pursuant to special procedures adopted by the Board of Trustees, than would a fund that holds a smaller number of securities. The Small Cap Series and Micro Cap Series are more likely to hold illiquid securities than would a fund that invests in larger capitalization companies.

As of the date of this registration statement, the Series holding foreign equity securities (the “Foreign Equity Funds”) will also fair value price in the circumstances described below. Generally, trading in foreign securities markets is completed each day at various times prior to the close of the NYSE. For example, trading in the Japanese securities markets is completed each day at the close of the Tokyo Stock Exchange (generally 11:00 p.m. PT), which is fourteen hours prior to the close of the NYSE (generally 1:00 p.m. PT) and the time that the net asset values of the Foreign Equity Funds are computed. Due to the time differences between the closings of the relevant foreign securities exchanges and the time the Foreign Equity Funds price their shares at the close of the NYSE, the Foreign Equity Funds will fair value their foreign investments when it is determined that the market quotations for the foreign investments are either unreliable or not readily available. The fair value prices will attempt to reflect the impact of the U.S. financial markets’ perceptions and trading activities on the Foreign Equity Funds’ foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities markets or exchanges. For these purposes, the Board of Trustees of the Series have determined that movements in relevant indices or other appropriate market indicators, after the close of the Tokyo Stock Exchange or the London Stock Exchange, demonstrate that market quotations may be unreliable, and may trigger fair value pricing. Consequently, fair valuation of portfolio securities may occur on a daily basis. The fair value pricing by the Series utilizes data furnished by an independent pricing service (and that data draws upon, among other information, the market values of foreign investments). The fair value prices of portfolio securities generally will be used when it is determined that the use of such prices will have a material impact on the net asset value of a Series. When a Foreign Equity Fund uses fair value pricing, the values assigned to the Foreign Equity Fund’s foreign investments may not be the quoted or published prices of the investments on their primary markets or exchanges.

The net asset values per share of the Japanese Series, Pacific Rim Series, Continental Series, United Kingdom Series, The DFA International Value Series, The DFA Two-Year Global Fixed Income Series, The Emerging Markets Series, The Emerging Markets Small Cap Series and the Large Cap Portfolio (the “International Series”) are expressed in U.S. dollars by translating the net assets of each International Series using the mean of the most recent bid and asked prices for the dollar as quoted by generally recognized reliable sources. Since the International Series own securities that are primarily listed on foreign exchanges which may trade on days when the International Series do not price their shares, the net asset values of the International Series may change on days when shareholders will not be able to purchase or redeem shares.

Most Series generally calculate their net asset values per share and accept purchase and redemption orders on days that the NYSE is open for trading. The Japanese Series, United Kingdom Series and Continental Series are each closed on days that the foreign securities exchange(s) on which their portfolio securities are principally traded are closed. Purchase and redemption orders for shares of such Series will not be accepted on those days.

Certain of the securities holdings of The Emerging Markets Series and The Emerging Markets Small Cap Series in Approved Markets may be subject to tax, investment and currency repatriation regulations of the Approved Markets that could have a material effect on the values of the securities. For example, a Series might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities. In general, a longer holding period (e.g., 5 years) may result in the imposition of lower tax rates than a shorter holding period (e.g., 1 year). These Series may also be subject to certain contractual arrangements with investment authorities in an Approved Market which require a Series to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains.

Futures contracts are valued using the settlement price established each day on the exchange on which they are traded. The value of such futures contracts held by a Series is determined each day as of such close.

The Trust bears all of its own costs and expenses, including: services of its independent certified public accountants, legal counsel, brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes, insurance premiums, costs incidental to meetings of its shareholders and trustees, the cost of filing its registration statement under federal securities law, reports to shareholders, and transfer and dividend disbursing agency, administrative services and custodian fees. Expenses allocable to a particular Series are so allocated and expenses of the Trust which are not allocable to a particular Series are borne by each Series on the basis of its relative net assets.

7(b) Purchase of Fund Shares. The Trust’s shares have not been registered under the Securities Act of 1933, which means that its shares may not be sold publicly. However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under that Act.

Shares of the Trust are sold only to other investment companies and certain institutional investors. Shares of the Series are sold at net asset value without a sales charge. Shares are purchased at the net asset value next determined after the Trust receives the order in proper form. All investments are credited to the shareholder’s account in the form of full and fractional shares of the Series calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued.

Frequent trading into and out of a Series can disrupt portfolio investment strategies, harm performance and increase Series expenses for all shareholders, including long-term shareholders who do not generate these costs. The Series are designed for long-term investors, and are not intended for market timing or excessive trading activities. Market timing activities include purchases and sales of Series shares in response to short-term market fluctuations. The Series may refuse or cancel purchase orders for any reason, without prior notice, particularly purchase orders that the Series believe are made on behalf of market timers. The Series and their agents reserve the right to reject any purchase request by any investor indefinitely if they believe that any combination of trading activity in the accounts is potentially disruptive to the Series. The Series may impose further restrictions on trading activities by market timers in the future.

In-kind Purchases. If accepted by the Trust, shares of the Series may be purchased in exchange for securities which are eligible for purchase or otherwise represented in the Series’ portfolios at the time of the exchange as described in this registration statement or in exchange for local currencies in which such securities of the Japanese, United Kingdom, Pacific Rim, Continental, The DFA International Value, The Emerging Markets, The Emerging Markets Small Cap, The

DFA Two-Year Global Fixed Income and The Enhanced U.S. Large Company Series are denominated. Subject to approval by the Advisor, shares of The Global Value Series, The Global Large Company Series and The Global Small Company Series may be purchased in any freely convertible currency and the necessary foreign exchange transactions will be arranged on behalf of, and at the expense of, the investor. Investors settling in any currency other than U.S. dollars are advised that a delay in processing a purchase of shares of a Global Series may occur to allow for currency conversion. Securities and local currencies which are accepted by the Trust for exchange and Trust shares to be issued in the exchange will be valued, as set forth under “Pricing of Fund Shares” in Item 7(a), at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Series whose shares are being acquired and must be delivered to the Trust by the investor upon receipt from the issuer. Investors who desire to purchase shares of the Japanese, United Kingdom, Pacific Rim, Continental, Global Value, Global Large Company, Global Small Company, The DFA International Value or DFA Two-Year Global Fixed Income Series with local currencies should first contact the Advisor for wire instructions.

The Trust will not accept securities in exchange for shares of a Series unless: (1) such securities are eligible to be included, or otherwise represented, in the Series’ portfolios at the time of exchange and current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Series under the Securities Act of 1933 or under the laws of the country in which the principal market for such securities exists, or otherwise; and (3) at the discretion of the Series, the value of any such security (except U.S. Government securities) being exchanged, together with other securities of the same issuer owned by the Series, will not exceed 5% of the net assets of the Series immediately after the transaction. (See Items 4(a) and (b) above.) Investors interested in such exchanges should contact the Advisor. Investors should also know that an in-kind purchase of shares of a Series may result in taxable income; an investor desiring to make an in-kind purchase should consult its tax advisor.

7(c) Redemption of Fund Shares. As stated above in response to Item 7(b), “Purchase of Fund Shares,” the Trust’s shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act.

Investors who desire to redeem shares of a Series must first contact the Advisor at (310) 395-8005. Redemptions are processed on any day on which the Trust is open for business and are effected at the Series’ net asset value next determined after the Series receives a redemption request in good form.

Redemption payments in cash will ordinarily be made within seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the Investment Company Act of 1940. The amount received upon redemption may be more or less than the amount paid for the shares, depending upon the fluctuations in the market value of the assets owned by the Series.

When in the best interests of a Series, the Series (other than the Tax-Managed Series, The Global Value Series, The Global Large Company Series and The Global Small Company Series) may pay the redemption price in whole or in part by a distribution of portfolio securities from the Series of the shares being redeemed in lieu of cash in accordance with Rule 18f-1 under the Investment Company Act of 1940. Each Global Series is authorized to make redemption payments solely by a distribution of portfolio securities that the Global Series receives from a Master Series (or to pay the redemption price with a combination of securities and cash), when it is determined by the Advisor, in its capacity as administrator to the Global Series, to be in the best interests of the Global Series. Each Tax-Managed Series is authorized to make redemption payments solely by a distribution of portfolio securities (or to pay the redemption price with a combination of securities or cash) when it is determined by the Advisor to be in the best interests of the Series. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions. The Japanese Small Company, United Kingdom Small Company, Continental Small Company, Pacific Rim Small Company, Emerging Markets, Emerging Markets Small Cap, Two-Year Global Fixed Income and DFA International Value Series reserve the right to redeem their shares in the currencies in which their investments are denominated. The Global Series reserve the right to redeem their shares in the currencies in which their respective Master Funds’ investments are denominated. Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.

Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares which were purchased by check will not be made until the Trust can verify that the payments for the purchase have been, or will be, collected, which may take up to fifteen days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

The Trust reserves the right to involuntarily redeem shares of a Series owned by an investor if the investment advisory agreement between the investor and the Advisor is terminated.

For additional information about redemption of Trust shares, see Item 18 in Part B.

7(d) Dividends and Distributions. Except for the Partnership Series (defined below) and The DFA One-Year Fixed Income Series, dividends from ordinary income of the Series are distributed quarterly, and any investment company taxable income and capital gain net income are distributed annually in December. Ordinary income will be distributed monthly (except for January) by The DFA One-Year Fixed Income Series. The DFA One-Year Fixed Income Series will distribute annually in December any capital gain net income.

Shareholders of the Trust (other than shareholders of the Partnership Series) will automatically receive all income dividends and capital gains distributions in additional shares of the Series whose shares they hold at net asset value (as of the business date following the dividend record date), unless, upon written notice to the Advisor, the shareholder selects one of the following options: (i) Income Option – to receive income dividends in cash and capital gains distributions in additional shares at net asset value; (ii) Capital Gains Option – to receive capital gains distributions in cash and income dividends in additional shares at net asset value; or (iii) Cash Option – to receive both income dividends and capital gains distributions in cash.

7(e) Tax Consequences. Different tax rules apply, depending on whether, for federal income tax purposes, the Series are partnerships (the “Partnership Series,” including The Japanese Series, United Kingdom Series, Pacific Rim Series, Continental Series, The U.S. Large Company Series, The Emerging Markets Series, The Emerging Markets Small Cap Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series) or corporations (the “Corporate Series,” consisting of all the other Series). Tax rules applicable to each type of entity affect the amount, timing, and character of the income received by an investor (i.e., a feeder portfolio) from each Series.

Series Classified as Corporations. For U.S. federal income tax purposes, any income dividends which the shareholder receives from a Corporate Series, as well as any distributions derived from the excess of net short-term capital gain over net long-term capital loss, are treated as ordinary income whether the shareholder has elected to receive them in cash or in additional shares. Shareholders of a Corporate Series are notified annually by the Trust as to the U.S. federal tax status of dividends and distributions paid by the Corporate Series whose shares they own.

Dividends which are declared by a Corporate Series in October, November or December to shareholders of record in such a month but which, for operational reasons, may not be paid to the shareholder until the following January, will be treated for U.S. federal income tax purposes as if paid by a Corporate Series and received by the shareholder on December 31 of the calendar year in which they are declared.

The sale of shares of a Corporate Series by redemption is a taxable event and may result in a capital gain or loss. Any loss incurred on sale or exchange of shares of the Corporate Series, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares.

A Series may be required to withhold 28% of taxable dividends, capital gains distributions and redemption proceeds paid to shareholders who have not complied with IRS rules concerning taxpayer identification numbers. You may avoid this withholding requirement by providing and certifying on the account registration form your correct Taxpayer Identification Number and by certifying that you are not subject to backup withholding and are a U.S. person (including a U.S. resident alien). A Series also must withhold if the IRS instructs it to do so. Non-U.S. investors may be subject to U.S. withholding or estate tax, and are subject to special U.S. tax certification requirements.

Shareholders should also consult their tax advisors with respect to the applicability of any state and local intangible property or income taxes to their shares of the Corporate Series and distributions and redemption proceeds received from the Corporate Series.

Series Classified as Partnerships. The Partnership Series will not be subject to U.S. federal income tax. Instead, each investor in a Partnership Series reports separately on its own income tax return its distributive share of a Partnership Series’ income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on a Partnership Series). The Partnership Series’ taxable year-end will be November 30, but may be subject to change depending on the tax years of the investors in such Series. Although, as described above, the Partnership Series will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.

The sale of shares of a Partnership Series may result in a capital gain or loss. For tax purposes, an exchange of shares in a Partnership Series for shares of a different Partnership Series is the same as a sale. A distribution in partial or complete redemption of shares in a Partnership Series is taxable as a sale or exchange only to the extent the amount of money received exceeds an investor’s tax basis in the entire interest in the Partnership Series. Any loss may be recognized only if an investor redeems its entire interest in the Partnership Series for money.

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) only to the extent that the Partnership Series borrows money to acquire property or invests in assets that produce UBTI. The Partnership Series will not be “regulated investment companies” for federal income tax purposes.

Investors may wish to contact their tax advisors to determine the applicability of state and local taxes to their distributive share of a Partnership Series’ income, gains, losses, deductions, and credits.

Item 8.	Distribution Arrangements.

8(a) Sales Loads. Not applicable.

8(b) Rule 12b-1 Fees. Not applicable.

8(c) Master-Feeder Funds. Certain shareholders of the Series are open-end investment companies and unregistered investment companies that seek to achieve their investment objectives by investing all of their investable assets in one or more corresponding Series of the Trust (the “Feeder Portfolios”). Each Feeder Portfolio has the same investment objective, policies and limitations as the corresponding Series in which it invests. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each Feeder Portfolio will correspond directly with the investment experience of its corresponding Series, and the investment experience of each Global Series will correspond directly with the investment experience of its corresponding Master Series.

Responses to Item 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Part B:

Item 10. Cover Page and Table of Contents. Not applicable.

Item 11. Fund History.

11(a) The Trust is a Delaware statutory trust (formerly known as a Delaware business trust), which was organized on October 27, 1992. Until August 1, 1997, The U.S. 6-10 Value Series was named The U.S. Small Cap Value Series. Until April 1, 2001, The U.S. Small XM Value

Series was known as The U.S. 4-10 Value Series, The U.S. Small Cap Value Series was known as The U.S. 6-10 Value Series, The U.S. Small Cap Series was known as The U.S. 6-10 Small Company Series and The U.S. Micro Cap Series was known as The U.S. 9-10 Small Company Series. Until September 21, 2001, The Tax-Managed U.S. Equity Series was known as The Tax-Managed U.S. Marketwide Series.

11(b) Not applicable.

Item 12.	Description of the Fund and Its Investments and Risks.

12(a) Classification. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940. Each Series operates as a diversified investment company. Further, no Series will invest more than 25% of its total assets in securities of companies in a single industry, except for The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series’ investments in obligations of banks and bank holding companies, as otherwise noted in this registration statement.

12(b) and (c) Investment Strategies and Risks and Fund Policies. In addition to the policies stated in response to Item 4 of Part A, each of the Series has adopted certain limitations which may not be changed with respect to any Series without the approval of a majority of the outstanding voting securities of the Series. A “majority” is defined as the lesser of: (1) at least 67% of the voting securities of the Series (to be affected by the proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Series are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of such Series.

The Series will not:

(1)	invest in commodities or real estate, including limited partnership interests therein, although they may purchase and sell securities of companies which deal in real estate and securities which are secured by interests in real estate, and all Series except The U.S. Micro Cap and Small Cap Series and The DFA One-Year Fixed Income Series may purchase or sell financial futures contracts and options thereon; and The Enhanced U.S. Large Company Series may purchase, sell and enter into indices-related futures contracts, options on such futures contracts, securities-related swap agreements and other derivative instruments;

(2)	make loans of cash, except through the acquisition of repurchase agreements and obligations customarily purchased by institutional investors;

(3)	as to 75% of the total assets of a Series, invest in the securities of any issuer (except obligations of the U.S. Government and its instrumentalities) if, as a result, more than 5% of the Series’ total assets, at market, would be invested in the securities of such issuer; provided that this limitation applies to 100% of the total assets of The U.S. Micro Cap Series;

(4)	purchase or retain securities of an issuer if those officers and trustees of the Trust or officers and directors of the Advisor owning more than ½ of 1% of such securities together own more than 5% of such securities; provided that The U.S. Small XM Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(5)	borrow, except from banks and as a temporary measure for extraordinary or emergency purposes and then, in no event, in excess of 5% of a Series’ gross assets valued at the lower of market or cost; provided that each Series, except The DFA One-Year Fixed Income Series, U.S. Micro Cap Series and the Japanese Series, may borrow amounts not exceeding 33% of their net assets from banks and pledge not more than 33% of such assets to secure such loans;

(6)	pledge, mortgage, or hypothecate any of its assets to an extent greater than 10% of its total assets at fair market value, except as described in (5) above; provided that The U.S. Small XM Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(7)	invest more than 10% of the value of the Series’ total assets in illiquid securities, which include certain restricted securities, repurchase agreements with maturities of greater than seven days, and other illiquid investments; provided that The U.S. Small XM Value Series, The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series, Enhanced U.S. Large Company Series, The DFA Two-Year Global Fixed Income Series, and The Emerging Markets Small Cap Series are not subject to this limitation, and The DFA International Value Series, The U.S. Small Cap Value Series, The U.S. Large Cap Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The U.S. Small Cap Series and The Emerging Markets Series may invest not more than 15% of their total assets in illiquid securities;

(8)	engage in the business of underwriting securities issued by others;

(9)	invest for the purpose of exercising control over management of any company; provided that The U.S. Small XM Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(10)	invest its assets in securities of any investment company, except in connection with a merger, acquisition of assets, consolidation or reorganization; provided that (a) The Emerging Markets Series, Emerging Markets Small Cap Series, Japanese Series, United Kingdom Series, Pacific Rim Series and Continental Series are not subject to this limitation; (b) each of The U.S. Small XM Value Series, The Tax- Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series, Enhanced U.S. Large Company Series, Emerging Markets Series, Emerging

Markets Small Cap Series, Japanese Series, United Kingdom Series, Pacific Rim Series, Continental Series, The Global Value Series, The Global Large Company Series and The Global Small Company Series may invest assets in securities of investment companies and units of such companies such as, but not limited to, S&P Depository Receipts; and (c) the U.S. Micro Cap Series is not subject to this limitation;

(11)	invest more than 5% of its total assets in securities of companies which have (with predecessors) a record of less than three years’ continuous operation; provided that The U.S. Small XM Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(12)	acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Series’ total assets would be invested in securities of companies within such industry; except The DFA One-Year Fixed Income and The Two-Year Global Fixed Income Series shall invest more than 25% of their total assets in obligations of banks and bank holding companies in the circumstances described in this registration statement in “Investments in the Banking Industry” under Item 4 of Part A;

(13)	write or acquire options (except as described in (1) above) or interests in oil, gas or other mineral exploration, leases or development programs except that (a) the Enhanced U.S. Large Company Series may write or acquire options; and (b) The Global Value Series, The Global Large Company Series, The Global Small Company Series and The U.S. Small XM Value Series are not subject to these limitations; and (c) The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series may write or acquire options;

(14)	purchase warrants; however, each Series, except The DFA One-Year Fixed Income Series and Two-Year Global Fixed Income Series (the “Fixed Income Series”), may acquire warrants as a result of corporate actions involving its holdings of other equity securities; and The U.S. Small XM Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(15)	purchase securities on margin or sell short; provided that The U.S. Small XM Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to the limitation on selling securities short;

(16)	acquire more than 10% of the voting securities of any issuer; provided that (a) this limitation applies only to 75% of the assets of The U.S. Value Series, The Emerging Markets Series and The Emerging Markets Small Cap Series; and (b)

The U.S. Micro Cap Series, The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series, The Global Value Series, The Global Large Company Series and The Global Small Company Series are not subject to this limitation; or

(17)	issue senior securities (as such term is defined in Section 18(f) of the Investment Company Act of 1940), except to the extent permitted under the Act.

The investment limitations described in (3), (4), (7), (9), (10), (11), (12) and (16) above do not prohibit The Global Value Series, The Global Large Company Series and The Global Small Company Series from investing all or substantially all of their assets in the shares of other registered, open-end investment companies, such as the Master Series. The investment limitations of the Master Series are the same as those of the corresponding Global Series.

The investment limitations described in (1) and (15) above do not prohibit each Series that may purchase or sell financial futures contracts and options thereon from making margin deposits to the extent permitted under applicable regulations; and the investment limitations described in (1), (13) and (15) above do not prohibit The Enhanced U.S. Large Company Series from (i) making margin deposits in connection with transactions in options; and (ii) maintaining a short position, or purchasing, writing or selling puts, calls, straddles, spreads or combinations thereof in connection with transactions in options, futures, and options on futures and transactions arising under swap agreements or other derivative instruments.

For purposes of (5) above, The Emerging Markets Series and The Emerging Markets Small Cap Series may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade. The only type of borrowing contemplated thereby is the use of a letter of credit issued on such Series’ behalf in lieu of depositing initial margin in connection with currency futures contracts, and the Series have no present intent to engage in any other types of borrowing transactions under this authority. Although (2) above prohibits cash loans, the Series are authorized to lend portfolio securities. (See “Securities Loans” in Item 4 of Part A.) With respect to (5) above, a Series will maintain asset coverage of at least 300% (as described in the 1940 Act), inclusive of amounts borrowed, with respect to any borrowings made by a Series.

Although (2) above prohibits cash loans, the Global Series are authorized to lend portfolio securities. Inasmuch as the Global Series will only hold shares of the Master Series, the Global Series do not intend to lend those shares.

For the purposes of (7) above, The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series may invest in commercial paper that is exempt from the registration requirements of the Securities Act of 1933 (the “1933 Act”) subject to the requirements regarding credit ratings stated in this registration statement under Item 4 of Part A. Further, pursuant to Rule 144A under the 1933 Act, the Series may purchase certain unregistered (i.e. restricted) securities upon a determination that a liquid institutional market exists for the securities. If it is decided that a liquid market does exist, the securities will not be subject to the 10% or 15% limitation on holdings of illiquid securities stated in (7) above. While maintaining oversight, the Board of Trustees has delegated the day-to-day function of making liquidity determinations to the Advisor. For Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities. After purchase, the Board of Trustees and the Advisor will continue to monitor the liquidity of Rule 144A securities.

Although not a fundamental policy subject to shareholder approval: (1) The U.S. Small Cap Series, Japanese Series, United Kingdom Series, Pacific Rim Series and Continental Series and The Global Small Company Series (indirectly, through its investment in the Master Series), will not purchase interests in any real estate investment trust; and (2) the Series do not intend to invest more than 15% of their net assets in illiquid securities.

The Japanese, United Kingdom, Pacific Rim, Continental, DFA International Value, The DFA Two-Year Global Fixed Income, Enhanced U.S. Large Company, The Emerging Markets and The Emerging Markets Small Cap Series, The Global Small Company Series, The Global Value Series, and The Global Large Company Series (indirectly, through its investment in the Master Series) may acquire and sell forward foreign currency exchange contracts in order to hedge against changes in the level of future currency rates. Such contracts involve an obligation to purchase or sell a specific currency at a future date at a price set in the contract. While the U.S. Value Series and The DFA International Value Series have retained authority to buy and sell financial futures contracts and options thereon, they have no present intention to do so.

Notwithstanding any of the above investment restrictions, The Emerging Markets Series and The Emerging Markets Small Cap Series may establish subsidiaries or other similar vehicles for the purpose of conducting their investment operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors, such as the Series, or whose use is otherwise considered by the Series to be advisable. Such Series would “look through” any such vehicle to determine compliance with their investment restrictions.

Subject to future regulatory guidance, for purposes of those investment limitations identified above that are based on total assets, “total assets” refers to the assets that the Series owns, and does not include assets which the Series does not own but over which it has effective control. For example, when applying a percentage investment limitation that is based on total assets, the Series will exclude from its total assets those assets that represent collateral received by the Series for its securities lending transactions.

Unless otherwise indicated, all limitations applicable to the Series’ investments apply only at the time that a transaction is undertaken. With respect to illiquid securities, if a fluctuation in value causes a Series to go above its limitation on investment in illiquid securities, the Board will consider what action, if any, should be taken to reduce the percentage to the applicable limitation. Any subsequent change in a rating assigned by any rating service to a security or change in the percentage of a Series’ assets invested in certain securities or other instruments resulting from market fluctuations or other changes in a Series’ total assets will not require a Series to dispose of an investment until the Advisor determines that it is practicable to sell or closeout the investment without undue market or tax consequences. In the event that ratings services assign different ratings to the same security, the Advisor will determine which rating it believes best reflects the security’s quality and risk at that time, which may be the higher of the several assigned ratings.

Because the structure of each Series, except the Fixed Income Series, is based on the relative market capitalizations of eligible holdings, it is possible that the Series might include at least 5% of the outstanding voting securities of one or more issuers. In such circumstances, the Trust and the issuer would be deemed “affiliated persons” under the Investment Company Act of 1940 and certain requirements of the Act regulating dealings between affiliates might become applicable.

Options on Stock Indices

The Enhanced U.S. Large Company Series may purchase and sell options on stock indices. With respect to the sale of call options on stock indices, pursuant to published positions of the SEC, The Enhanced U.S. Large Company Series will either: (1) maintain with its custodian liquid assets equal to the contract value (less any margin deposits); (2) hold a portfolio of stocks substantially replicating the movement of the index underlying the call option; or (3) hold a separate call on the same index as the call written where the exercise price of the call held is: (a) equal to or less than the exercise price of the call written, or (b) greater than the exercise price of the call written, provided the difference is maintained by the Series in liquid assets in a segregated account. With respect to the sale of put options on stock indices, pursuant to published SEC positions, The Enhanced U.S. Large Company Series will either: (1) maintain liquid assets equal to the exercise price (less any margin deposits) in a segregated account; or (2) hold a put on the same index as the put written where the exercise price of the put held is (a) equal to or greater than the exercise price of the put written, or (b) less than the exercise price of the put written, provided an amount equal to the difference is maintained by the Series in liquid assets in a segregated account.

Prior to the earlier of exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when The Enhanced U.S. Large Company Series desires.

The Enhanced U.S. Large Company Series will realize a gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Series will realize a loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying index in relation to the exercise price of the option, the volatility of the underlying index, and the time remaining until the expiration date.

If an option written by The Enhanced U.S. Large Company Series expires, the Series realizes a gain equal to the premium received at the time the option was written. If an option purchased by the Series expires unexercised, the Series realizes a loss equal to the premium paid.

The premium paid for a put or call option purchased by The Enhanced U.S. Large Company Series is an asset of the Series. The premium received for an option written by the Series is recorded as a deferred credit. The value of an option purchased or written is marked to market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices.

Risks Associated with Options on Indices. There are several risks associated with transactions in options on indices. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. The value of an option position will reflect, among other things, the current market price of the underlying index, the time remaining until expiration, the relationship of the exercise price, the term structure of interest rates, estimated price volatility of the underlying index and general market conditions. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

Options normally have expiration dates of up to 90 days. The exercise price of the options may be below, equal to or above the current market value of the underlying index. Purchased options that expire unexercised have no value. Unless an option purchased by The Enhanced U.S. Large Company Series is exercised or unless a closing transaction is effected with respect to that position, The Enhanced U.S. Large Company Series will realize a loss in the amount of the premium paid and any transaction costs.

A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options. Although The Enhanced U.S. Large Company Series intends to purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any specific time. Closing transactions may be effected with respect to options traded OTC only by negotiating directly with the other party to the option contract, or in a secondary market for the option if such a market exists. There can be no assurance that The Enhanced U.S. Large Company Series will be able to liquidate an OTC option at a favorable price at any time prior to expiration. In the event of insolvency of the counter-party, the Series may be unable to liquidate an OTC option. Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that The Enhanced U.S. Large Company Series would have to exercise those options which it has purchased in order to realize any profit. With respect to options written by The Enhanced U.S. Large Company Series, the inability to enter into a closing transaction may result in material losses to the Series.

Index prices may be distorted if trading of a substantial number of securities included in the index is interrupted causing the trading of options on that index to be halted. If a trading halt occurred, The Enhanced U.S. Large Company Series would not be able to close out options which it had purchased and may incur losses if the underlying index moved adversely before trading resumed. If a trading halt occurred and restrictions prohibiting the exercise of options were imposed through the close of trading on the last day before expiration, exercises on that day would be settled on the basis of a closing index value that may not reflect current price information for securities representing a substantial portion of the value of the index.

The Enhanced U.S. Large Company Series’ activities in the options markets may result in higher fund turnover rates and additional brokerage costs; however, the Series may also save on commissions by using options as a hedge rather than buying or selling individual securities in anticipation or as a result of market movements.

Investment Limitations on Options Transactions. The ability of The Enhanced U.S. Large Company Series to engage in options transactions is subject to certain limitations. The Enhanced U.S. Large Company Series will only invest in OTC options to the extent consistent with the 15% limit on investments in illiquid securities.

Futures Contracts

Please note that while the following discussion relates to the policies of certain Series with respect to futures contracts, it should be understood that, with respect to the Global Series, the discussion applies to the Master Series in which the Global Series invest.

All Series except The U.S. Micro Cap and U.S. Small Cap Series and The DFA One-Year Fixed Income Series may enter into index futures contracts and options on index futures contracts for the purpose of remaining fully invested and to maintain liquidity to pay redemptions. In addition, The Enhanced U.S. Large Company Series may use futures contracts and options thereon to hedge against securities prices or as part of its overall investment strategy.

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price. Futures contracts which are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges. The Series will be required to make a margin deposit in cash or government securities with a broker or custodian to initiate and maintain positions in futures contracts. Minimal initial margin requirements are established by the futures exchange, and brokers may establish margin requirements which are higher than the exchange requirements. After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional “variation” margin will be required. Conversely, reduction in the contract value may reduce the required margin resulting in a repayment of excess margin to the Series. Variation margin payments are made to and from the futures broker for as long as the contract remains open. The Series expect to earn income on their margin deposits. Each Series intends to limit its futures-related investment activity so that other than with respect to bona fide hedging activity (as defined in Commodity Futures Trading Commission (“CFTC”) Rule 1.3 (z)): (i) the aggregate initial margin and premiums paid to establish commodity futures and commodity option contract positions (determined at the time the most recent position was established) does not exceed 5% of the liquidation value of the Series’ portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into (provided that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating such 5% limitation) or (ii) the aggregate net “notional value” (i.e., the size of a commodity futures or commodity option contract in contract units (taking into account any multiplier specified in the contract), multiplied by the current market price (for a futures contract) or strike price (for an option contract) of each such unit) of all non-hedge commodity futures and commodity option contracts that the Series has entered into (determined at the time the most recent position was established) does not exceed the liquidation value of the Series’ portfolio, after taking into account unrealized profits and unrealized losses on any such contracts that the Series has entered into. Pursuant to published positions of the SEC, a Series (or its custodian) may be required to maintain segregated accounts consisting of liquid assets (or, as permitted under applicable regulation, enter into offsetting positions) in connection with its futures contract transactions in order to cover its obligations with respect to such contracts. Positions in futures contracts may be closed out only on an exchange which provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Therefore, it might not be possible to close out a futures position and, in the event of adverse price movements, the Series would continue to be required to make variation margin deposits. In such circumstances, if the Series has insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it might be disadvantageous to do so. Management intends to minimize the possibility that it will be unable to close out a futures contract by only entering into futures which are traded on national futures exchanges and for which there appears to be a liquid secondary market.

Repurchase Agreements

In addition, all Series (directly or indirectly through the Master Series) may invest in repurchase agreements. In the event of the bankruptcy of the counter-party to a repurchase agreement, the Trust could experience delay in recovering the securities underlying such agreements. Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

12(d) Temporary Defensive Position. The information required by this item is provided in response to Item 4(b) of Part A.

12(e) Portfolio Turnover. Generally, securities will be purchased by the Equity Series with the expectation that they will be held for longer than one year. Generally, securities will be held until such time as, in the Advisor’s judgment, the securities are no longer considered an appropriate holding in light of the policy of maintaining portfolios of companies with small market capitalization.

Ordinarily, portfolio securities in The U.S. Large Company Series will not be sold except to reflect additions or deletions of the stocks that comprise the S&P 500® Index, including mergers, reorganizations and similar transactions and, to the extent necessary, to provide cash to pay redemptions of the Series’ shares.

The One-Year Fixed Income Series and Two-Year Global Fixed Income Series are expected to have high portfolio turnover rates due to the relatively short maturities of the securities to be acquired. The portfolio turnover rates for Two-Year Global Fixed Income Series have varied from year to year due to market and other conditions. In addition, variations in turnover rates occur because securities are sold when, in the Advisor’s judgment, the return will be increased as a result of portfolio transactions after taking into account the cost of trading. There was no significant variation in any other Series’ portfolio turnover rate from that reported last fiscal year.

Item 13.	Management of the Fund.

13(a), (b) and (c) The Board of Trustees (the “Board”) of the Trust is responsible for establishing Trust policies and for overseeing the management of the Trust. The Board has two standing committees, an Audit Committee and a Portfolio Performance and Service Review

Committee (the “Performance Committee”). The Audit Committee is comprised of George M. Constantinides, Roger G. Ibbotson and Abbie J. Smith. Each member of the Audit Committee is a disinterested Trustee. The Audit Committee for the Board oversees the Trust’s accounting and financial reporting policies and practices, the Trust’s internal controls, the Trust’s financial statements and the independent audits thereof and performs other oversight functions as requested by the Board. The Audit Committee for the Board recommends the appointment of the Trust’s independent certified public accountants and also acts as a liaison between the Trust’s independent certified public accountants and the full Board. There were five Audit Committee meetings, for the Trust held during the fiscal year ended November 30, 2003.

The Performance Committee is comprised of Messrs. Constantinides and Ibbotson, Ms. Smith, John P. Gould, Myron S. Scholes and Robert C. Merton. Each member of the Trust’s Performance Committee is a disinterested Trustee. The Performance Committee regularly reviews and monitors the investment performance of the Trust’s series and reviews the performance of the Trust’s service providers. There were two Performance Committee meetings held during the fiscal year ended November 30, 2003.

Certain biographical information for each disinterested Trustee and each interested Trustee of the Trust is set forth in the tables below, including a description of each Trustee’s experience as a Trustee of the Trust and as a director or trustee of other funds, as well as other recent professional experience.

Disinterested Trustees

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex2† Overseen	Other Directorships of Public Companies Held
George M. Constantinides Graduate School of Business, University of Chicago, 1101 E. 58th Street Chicago, IL 60637 Date of Birth: 9/22/47	Trustee	Since inception	Leo Melamed Professor of Finance, Graduate School of Business, University of Chicago.	83 portfolios in 4 investment companies

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex2† Overseen	Other Directorships of Public Companies Held
John P. Gould Graduate School of Business, University of Chicago, 1101 E. 58th Street Chicago, IL 60637 Date of Birth: 1/19/39	Trustee	Since inception	Steven G. Rothmeier Distinguished Service Professor of Economics, Graduate School of Business, University of Chicago. Senior Vice President, Lexecon Inc. (economics, law, strategy and finance consulting). Member of the Boards of Milwaukee Mutual Insurance Company and UNext.com. Formerly, President, Cardean University (division of UNext.com). Formerly, Trustee, First Prairie Funds (registered investment company).	83 portfolios in 4 investment companies	Trustee, Harbor Fund (registered investment company) (13 Portfolios)

Roger G. Ibbotson Yale School of Management P.O. Box 208200 New Haven, CT 06520-8200 Date of Birth: 5/27/43	Trustee	Since inception	Professor in Practice of Finance, Yale School of Management. Trustee, BIRR Portfolio Analysis, Inc. (software products). Chairman, Ibbotson Associates, Inc., Chicago, IL (software, data, publishing and consulting). Partner, Zebra Capital Management, LLC (hedge fund manager). Formerly, Director, Hospital Fund, Inc. (investment management services).	83 portfolios in 4 investment companies

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex2† Overseen	Other Directorships of Public Companies Held
Robert C. Merton Harvard Business School Morgan Hall 397 Soldiers Field Boston, MA 02163 Date of Birth: 7/31/44	Trustee	Since 2003	John and Natty McArthur University Professor, Graduate School of Business Administration, Harvard University (since 1998). George Fisher Baker Professor of Business Administration, Graduate School of Business Administration, Harvard University (1988-1998). Co-founder, Chief Science Officer and Director, Integrated Finance Limited (since 2002). Director, MF Risk, Inc. (risk management software) (since 2001). Director, Peninsula Banking Group (bank) (since 2003). Director, Community First Financial Group (bank holding company) (since 2003). Formerly, Co-Founder and Principal, Long-Term Capital Management (money manager).	83 portfolios in 4 investment companies	Director, Vical Incorporated (biopharmaceutical product development)

Myron S. Scholes Menlo Park, CA Date of Birth: 7/01/41	Trustee	Since inception	Frank E. Buck Professor Emeritus of Finance, Stanford University. Managing Partner, Oak Hill Capital Management (private equity firm). Chairman, Oak Hill Platinum Partners (hedge fund). Director, Chicago Mercantile Exchange. Consultant, Arbor Investors. Formerly, Director, Smith Breeden Family of Funds.	83 portfolios in 4 investment companies	Director, American Century Fund Complex (registered investment companies) (38 Portfolios); and Director, Chicago Mercantile Exchange Holdings Inc.

Abbie J. Smith Graduate School of Business University of Chicago 1101 East 58th Street Chicago, IL 60637 Date of Birth: 4/30/53	Trustee	Since 2000	Boris and Irene Stern Professor of Accounting, Graduate School of Business, University of Chicago. Formerly, Marvin Bower Fellow, Harvard Business School (9/01 to 8/02).	83 portfolios in 4 investment companies	Director, HON Industries Inc. (office furniture); and Director Ryder System Inc. (transportation)

Interested Trustees

The following Interested Trustees are described as such because they are deemed to be “interested persons,” as that term is defined in the Investment Company Act of 1940, due to their positions with the Advisor.

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex2† Overseen	Other Directorships of Public Companies Held
David G. Booth 1299 Ocean Avenue Santa Monica, CA 90401 Date of Birth: 12/02/46	Chairman, Trustee, President, Chief Executive Officer and Chief Investment Officer	Since inception	Chairman, Director/Trustee, President, Chief Executive Officer and Chief Investment Officer (beginning in 2003) of the following companies: Dimensional Fund Advisors Inc., DFA Securities Inc., Dimensional Fund Advisors Canada, Inc., Dimensional Emerging Markets Value Fund Inc., DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc. and the Trust. Director of Dimensional Fund Advisors Ltd. and formerly, Chief Investment Officer. Director, President and Chief Investment Officer (beginning in 2003) of DFA Australia Limited. Formerly, Director of Dimensional Funds PLC. Limited Partner, Oak Hill Partners. Director, University of Chicago Business School. Formerly, Director, SA Funds (registered investment company). Formerly, Director of Assante Corporation (investment management).	83 portfolios in 4 investment companies

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex2† Overseen	Other Directorships of Public Companies Held
Rex A. Sinquefield* 1299 Ocean Avenue Santa Monica, CA 90401 Date of Birth: 9/07/44	Trustee and Chairman	Since inception	Chairman and Director/Trustee (and prior to 2003, Chief Investment Officer) of the following companies: Dimensional Fund Advisors Inc., DFA Securities Inc., Dimensional Emerging Markets Value Fund Inc., DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc. and the Trust. Director (and prior to 2003, Chief Investment Officer) of DFA Australia Limited. Director, and formerly, President of Dimensional Fund Advisors Ltd. Director of Dimensional Funds PLC and Dimensional Fund Advisors Canada Inc. Trustee, St. Louis University. Life Trustee and Member of Investment Committee, DePaul University. Director, The German St. Vincent Orphan Home. Member of Investment Committee, Archdiocese of St. Louis.	83 portfolios in 4 investment companies

[1]	Each Trustee holds office for an indefinite term until his or her successor is elected and qualified.
[2]	Each Trustee is a director or trustee of each of the four registered investment companies within the DFA Fund Complex, which include: the Trust; DFA Investment Dimensions Group Inc.; Dimensional Investment Group Inc.; and The DFA Emerging Markets Value Fund Inc.
†	The term DFA Fund Complex refers to all registered investment companies for which the Advisor performs advisory or administrative services and for which the individuals listed above serve as directors on the boards of such companies.
*	Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

Information relating to each Trustee’s ownership of shares of the Series of the Trust and in all registered investment companies in the DFA Fund Complex as of December 31, 2003 is set forth in the chart below.

Name	Dollar Range of Series Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Overseen by Trustee in Family of Investment Companies

Disinterested Trustees:
George M. Constantinides	None	None
John P. Gould	None	None
Roger G. Ibbotson	None	None
Robert C. Merton	None	None
Myron S. Scholes	None	$10,001 - $50,000
Abbie J. Smith	None	None

Name	Dollar Range of Series Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Overseen by Trustee in Family of Investment Companies
Interested Trustees:
David G. Booth	None	Over $100,000
Rex A. Sinquefield	None	Over $100,000

Compensation. Set forth below is a table listing, for each Trustee entitled to receive compensation, the compensation received from the Trust during the fiscal year ended November 30, 2003 and the total compensation received from all four registered investment companies for which the Advisor served as investment advisor or administrator during that same fiscal year.

Trustee	Aggregate Compensation from the Trust**	Pension or Retirement Benefits as Part of Trust Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from the Trust and DFA Fund Complex†
George M. Constantinides	$34,337	N/A	N/A	$75,500
John P. Gould	$34,107	N/A	N/A	$75,000
Roger G. Ibbotson	$34,337	N/A	N/A	$75,500
Robert C. Merton*	$20,622	N/A	N/A	$45,833
Myron S. Scholes	$28,496	N/A	N/A	$62,500
Abbie J. Smith	$34,337	N/A	N/A	$75,500

†	The term “DFA Fund Complex” refers to the four registered investment companies for which the Advisor performs advisory or administrative services and for which the individuals listed above serve as directors/trustees on the Boards of Directors/Trustees of such companies.
*	Mr. Merton was not elected to the boards of directors/trustees of the investment companies in the DFA Fund Complex until March 2003.
**	Under a deferred compensation plan (the “Plan”) adopted effective January 1, 2002, the disinterested Trustees of the Trust may defer receipt of all or a portion of the compensation for serving as members of the four Boards of Directors/Trustees of the investment companies in the DFA Fund Complex (the “DFA Funds”). Amounts deferred under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the “Reference Funds”). The amounts ultimately received by the disinterested Trustees under the Plan will be directly linked to the investment performance of the Reference Funds. Deferral of fees in accordance with the Plan will have a negligible effect on a fund’s assets, liabilities, and net income per share, and will not obligate a fund to retain the services of any disinterested Trustee or to pay any particular level of compensation to the disinterested Trustee. The total amount of deferred compensation accrued by the disinterested Trustees from the DFA Fund Complex who participated in the Plan during the fiscal year ended November 30, 2002 is as follows: $75,500 (Mr. Constantinides), $75,000 (Mr. Gould), $75,500 (Mr. Ibbotson) and $75,500 (Ms. Smith). A disinterested Trustee’s deferred compensation will be distributed at the earlier of: (a) January in the year after the disinterested Trustee’s resignation from the Boards of Directors/Trustees of the DFA Funds, or death or disability; or (b) five years following the first deferral, in such amounts as the disinterested Trustee has specified. The obligations of the DFA Funds to make payments under the Plan will be unsecured general obligations of the DFA Funds, payable out of the general assets and property of the DFA Funds.

Officers

Below is the name, age, information regarding positions with the Trust and the principal occupation for each officer of the Trust. The address of each officer is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Each officer listed below holds the same office (except as otherwise noted) in the following entities: Dimensional Fund Advisors Inc., DFA Securities Inc., DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc., The DFA Investment Trust Company, and Dimensional Emerging Markets Value Fund Inc. (collectively, the “DFA Entities”).

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
Arthur H. Barlow Date of Birth: 11/07/55	Vice President	Since 1993	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

Valerie A. Brown Date of Birth: 1/24/67	Vice President and Assistant Secretary	Since 2001	Vice President and Assistant Secretary of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd. and since June 2003, Dimensional Fund Advisors Canada Inc. Since March 2000, legal counsel for Dimensional Fund Advisors Inc. Formerly at Jones, Day, Reavis & Pogue.

Truman A. Clark Date of Birth: 4/08/41	Vice President	Since 1996	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

James L. Davis Date of Birth: 11/29/56	Vice President	Since 1999	Vice President of all the DFA Entities. Formerly, Vice President DFA Australia Limited and Dimensional Fund Advisors Ltd. Formerly at Kansas State University, Arthur Andersen & Co. and Phillips Petroleum Co.

Robert T. Deere Date of Birth: 10/08/57	Vice President	Since 1994	Vice President of all the DFA Entities and DFA Australia Limited. Formerly, Vice President of Dimensional Fund Advisors Ltd.

Robert W. Dintzner Date of Birth: 3/18/70	Vice President	Since 2001	Vice President of all the DFA Entities. Prior to April 2001, marketing supervisor and marketing coordinator for Dimensional Fund Advisors Inc. Formerly, Vice President DFA Australia Limited.

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
Richard A. Eustice Date of Birth: 8/05/65	Vice President and Assistant Secretary	Since 1998	Vice President and Assistant Secretary of all the DFA Entities and DFA Australia Limited. Formerly, Vice President of Dimensional Fund Advisors Ltd.

Eugene F. Fama, Jr. Date of Birth: 1/21/61	Vice President	Since 1993	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

Robert M. Fezekas Date of Birth: 10/28/70	Vice President	Since 2001	Vice President of all the DFA Entities. Prior to December 2001, Portfolio Manager of Dimensional Fund Advisors Inc.

Glenn S. Freed Date of Birth: 11/24/61	Vice President	Since 2001	Vice President of all the DFA Entities. Formerly, Professor and Associate Dean of the Leventhal School of Accounting (September 1998 to August 2001) and Academic Director Master of Business Taxation Program (June 1996 to August 2001) at the University of Southern California Marshall School of Business.

Henry F. Gray Date of Birth: 9/22/67	Vice President	Since 2000	Vice President of all the DFA Entities. Prior to July 2000, Portfolio Manager of Dimensional Fund Advisors Inc. Formerly, Vice President of DFA Australia Limited.

Kamyab Hashemi-Nejad Date of Birth: 1/22/61	Vice President, Controller and Assistant Treasurer	Since 1997	Vice President, Controller and Assistant Treasurer of all the DFA Entities, DFA Australia Limited and Dimensional Fund Advisors Ltd. Formerly, Assistant Secretary of Dimensional Fund Advisors Ltd.

Patrick Keating Date of Birth: 12/21/54	Vice President	Since 2003	Vice President of all the DFA Entities and Dimensional Fund Advisors Canada Inc. (since June 2003). Formerly, Director, President and Chief Executive Officer, Assante Asset Management Inc. (October 2000 to December 2002); Director, Assante Capital Management (October 2000 to December 2002); President and Chief Executive Officer, Assante Capital Management (October 2000 to April 2001); Executive Vice President, Assante Corporation (May 2001 to December 2002); Director, Assante Asset Management Ltd. (September 1997 to December 2002); President and Chief Executive Officer, Assante Asset Management Ltd. (September 1998 to May 2001); Executive Vice President, Loring Ward (financial services company) (January 1996 to September 1998).

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
David M. New Date of Birth: 2/09/60	Vice President	Since 2003	Vice President of all the DFA Entities. Formerly, Client Service Manager of Dimensional Fund Advisors Inc. Formerly, Director of Research, Wurts and Associates (investment consulting firm) (December 2000 to June 2002); and President, Kobe Investment Research (August 1999 to November 2000).

Catherine L. Newell Date of Birth: 5/07/64	Vice President and Secretary	Vice President since 1997 and Secretary since 2000	Vice President and Secretary of all the DFA Entities. Vice President and Assistant Secretary of DFA Australia Limited. Director, Vice President and Secretary of Dimensional Fund Advisors Ltd. (since February 2002, April 1997 and May 2002, respectively). Vice President and Secretary of Dimensional Fund Advisors Canada Inc. (since June 2003). Director of Dimensional Funds plc (since January 2002). Formerly, Assistant Secretary of all DFA Entities and Dimensional Fund Advisors Ltd.

David A. Plecha Date of Birth: 10/26/61	Vice President	Since 1993	Vice President of all the DFA Entities, DFA Australia Limited and Dimensional Fund Advisors Ltd.

Eduardo A. Repetto Date of Birth: 1/28/67	Vice President	Since 2002	Vice President of all the DFA Entities. Formerly, Research Associate for Dimensional Fund Advisors Inc. (June 2000 to April 2002). Formerly, Research scientist (August 1998 to June 2000), California Institute of Technology.

Michael T. Scardina Date of Birth: 10/12/55	Vice President, Chief Financial Officer and Treasurer	Since 1993	Vice President, Chief Financial Officer and Treasurer of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd. and since June 2003, Dimensional Fund Advisors Canada Inc. Director of Dimensional Fund Advisors Ltd. (since February 2002) and Dimensional Funds plc (since January 2002).

David E. Schneider Date of Birth: 1/26/46	Vice President	Since 2001	Vice President of all the DFA Entities. Prior to 2001, Regional Director of Dimensional Fund Advisors Inc.

John C. Siciliano Date of Birth: 8/24/54	Vice President	Since 2001	Vice President of all the DFA Entities. Currently, Director of Global Institutional Services of Dimensional Fund Advisors Inc. Director of Dimensional Fund Advisors Ltd. (since May 2001). Formerly, Vice President of DFA Australia Limited. Formerly, Director of Dimensional Funds plc. Formerly, Managing Principal, Payden & Rygel Investment Counsel (April 1998 to December 2000).

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
Jeanne C. Sinquefield, Ph.D.* Date of Birth: 12/02/46	Executive Vice President	Since 1988	Executive Vice President of all the DFA Entities and DFA Australia Limited. Vice President (formerly, Executive Vice President) of Dimensional Fund Advisors Ltd. (since January 2003) and Dimensional Fund Advisors Canada Inc. (since June 2003).

Carl G. Snyder Date of Birth: 6/08/63	Vice President	Since 2000	Vice President of all the DFA Entities. Prior to July 2000, Portfolio Manager of Dimensional Fund Advisors Inc. Formerly, Vice President of DFA Australia Limited.

Karen Umland Date of Birth: 3/10/66	Vice President	Since 1997	Vice President of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd. and since June 2003, Dimensional Fund Advisors Canada Inc.

Weston J. Wellington Date of Birth: 3/01/51	Vice President	Since 1997	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited.

Daniel M. Wheeler Date of Birth: 3/03/45	Vice President	Since 2001	Vice President of all the DFA Entities. Prior to 2001 and currently, Director of Global Financial Advisor Services of Dimensional Fund Advisors Inc. Director of Dimensional Fund Advisors Ltd. (since October 2003) and President of Dimensional Fund Advisors Canada Inc. (since June 2003).

[1]	Each officer holds office for an indefinite term at the pleasure of the Board of Trustees and until his or her successor is elected and qualified.
*	Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

Trustees and officers as a group own less than 1% of any Series of the Trust’s outstanding stock.

13(d) Sales Loads. Not applicable.

13(e) Codes of Ethics. The Trust, the Advisor and DFA Securities Inc. have adopted a Code of Ethics, under Rule 17j-1 of the Investment Company Act of 1940, for certain access persons of the Series. The Code of Ethics is designed to ensure that access persons act in the best interests of the Series and their shareholders with respect to any personal trading of securities. Under the Code of Ethics, access persons are generally prohibited from knowingly buying or selling securities (except for shares of mutual funds, U.S. government securities and money market instruments) which are being purchased, sold or considered for purchase or sale by a Series unless the access persons’ proposed purchases are approved in advance. The Code of Ethics also contains certain reporting requirements and securities trading clearance procedures.

13(f) Proxy Voting Policies. The Board of Trustees of the Trust has delegated the authority to vote proxies for the portfolio securities held by the Series to the Advisor in accordance with the Proxy Voting Policies and Procedures (the “Voting Policies”) and Proxy Voting Guidelines (“Voting Guidelines”) adopted by the Advisor.

The Investment Committee at the Advisor is generally responsible for overseeing the Advisor’s proxy voting process. The Investment Committee may designate one or more of its members to oversee specific, on-going compliance with respect to the Voting Policies and may designate other personnel of the Advisor to vote proxies on behalf of the Series, including all authorized traders of the Advisor.

The Advisor votes proxies in a manner consistent with the best interests of the Series. Generally, the Advisor analyzes proxy statements on behalf of the Series in accordance with the Voting Policies and the Voting Guidelines. Most proxies that the Advisor receives will be voted in accordance with the predetermined Voting Guidelines. Since nearly all proxies are voted in accordance with the Voting Guidelines, it normally will not be necessary for the Advisor to make an actual determination of how to vote a particular proxy, thereby largely eliminating conflicts of interest for the Advisor during the proxy voting process. However, the Proxy Policies do address the procedures to be followed if a conflict of interest arises between the interests of the Series and the interests of the Advisor or its affiliates. If an Investment Committee member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting Guidelines, the Advisor, prior to voting, will fully disclose the conflict to an Independent Trustee of the Board of Trustees and vote the proxy in accordance with the direction of such Independent Trustee.

The Voting Guidelines summarize the Advisor’s positions on various issues and give a general indication as to how the Advisor will vote proxies on each issue. The Advisor will usually vote proxies in accordance with the Voting Guidelines. However, the Advisor reserves the right to vote certain issues counter to the Voting Guidelines if, after a review of the matter (which analysis will be documented in writing), the Advisor believes that a Series’ best interests would be served by such vote. To the extent that the Voting Guidelines do not address a potential voting issue, the Advisor will vote on such issue in a manner that is consistent with the spirit of the Voting Guidelines and that the Advisor believes would be in the best interest of the Series. Pursuant to the Voting Guidelines, the Advisor generally votes for matters such as: (i) routine business decisions (such as stock splits, name changes and setting the number of directors); (ii) reverse anti-takeover amendments; (iii) auditors; (iv) directors; (v) proposals establishing or increasing indemnification of directors; (vi) proposals eliminating or reducing director’s liability; (vii) equal access to the proxy; (viii) the right to act by written consent of shareholders and to hold special meetings of shareholders; (ix) the separation of audit and consulting responsibilities; and (x) confidential voting. As provided in the Voting Guidelines, the Advisor generally votes against matters such as: (i) anti-takeover measures (such as reincorporation to facilitate a takeover defense, adoption of fair price amendments, institution of classified boards of directors, elimination of cumulative voting and creation of super majority provisions); (ii) the issuance of a new class of stock with unequal voting rights; and (iii) blank check preferred stock proposals. The Voting Guidelines also provide that the Advisor will generally consider on an individual basis such proposals as: (i) increasing authorized common stock; (ii) establishing or increasing a stock option plan or other employee compensation plan; (iii) approving a reorganization or merger; (iv) approving a proposal by a dissident shareholder in a proxy battle; and (v) issues related to independent directors.

Under certain circumstances, the Advisor may not be able to vote proxies or the Advisor may find that the expected economic costs from voting outweigh the benefits associated with voting.

Generally, the Advisor does not vote proxies on foreign securities due to local restrictions, customs or anticipated expenses.

Copies of the proxy voting records of the Series will be available without charge, upon request, by calling collect: (310) 395-8005 and posted on the Commission’s website at http://www.sec.gov no later than August 31, 2004 and will reflect the twelve-month period beginning July 1, 2003 and ending June 30, 2004.

Item 14. Control Persons and Principal Holders of Securities.

14(a) Control Persons. As of February 29, 2004, the following persons may be deemed to control the following Series either by owning more than 25% of the voting securities of such Series directly or, through the operation of pass-through voting rights, by owning more than 25% of the voting securities of a feeder portfolio investing its assets in the Series:

The U.S. Small XM Value Series

Mac & Co.*	36.47%
P.O. Box
3198 Pittsburgh, PA 15230

The Emerging Markets Small Cap Series

South Dakota Retirement System	25.86%
4009 W. 49th Street, Suite 300
Sioux Falls, SD 57105

14(b) Principal Holders. As of February 29, 2004, the following shareholders owned beneficially at least 5% of the outstanding shares of the Series, as set forth below. Unless otherwise indicated, the address of each shareholder is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

The U.S. Large Company Series

BlackRock Funds—
Index Equity Portfolio
c/o PFPC
400 Bellevue Parkway
Wilmington, DE 19809	49.73%

DFA Investment Dimensions Group Inc.—
The U.S. Large Company Portfolio	35.14%

Dimensional Investment Group Inc.—
U.S. Large Company Institutional Index Portfolio	13.86%

The Enhanced U.S. Large Company Series

DFA Investment Dimensions Group Inc.—
Enhanced U.S. Large Company Portfolio	100%

The Tax-Managed U.S. Equity Series

DFA Investment Dimensions Group Inc.—
Tax-Managed U.S. Equity Portfolio	100%

The U.S. Large Cap Value Series

DFA Investment Dimensions Group Inc.—
U.S. Large Cap Value Portfolio	67.10%

Dimensional Investment Group Inc.—
U.S. Large Cap Value Portfolio III	21.67%

The Tax-Managed U.S. Marketwide Value Series

DFA Investment Dimensions Group Inc.—
Tax-Managed U.S. Marketwide Value Portfolio	69.66%

Dimensional Investment Group Inc.—
Tax-Managed U.S. Marketwide Value Portfolio II	30.34%

The Global Value Series

Global Value Trust	100%

The U.S. Small XM Value Series

DFA Investment Dimensions Group Inc.—
U.S. Small XM Value Portfolio	63.53%

Mac & Co.*
P.O. Box 3198
Pittsburgh, PA 15230-3198	36.47%

The U.S. Small Cap Value Series

DFA Investment Dimensions Group Inc.—
U.S. Small Cap Value Portfolio	92.17%

Dimensional Investment Group Inc.—
U.S. Small Cap Value Portfolio II	7.83%

The U.S. Small Cap Series

DFA Investment Dimensions Group Inc.—
U.S. Small Cap Portfolio	86.87%

Dimensional Investment Group Inc.—
DFA Small Cap Institutional Portfolio	5.65%

The U.S. Micro Cap Series

DFA Investment Dimensions Group Inc.—
U.S. Micro Cap Portfolio	100%

The DFA International Value Series

Dimensional Investment Group Inc.—
DFA International Value Portfolio	46.26%

Dimensional Investment Group Inc.—
DFA International Value Portfolio III	21.69%

BellSouth Corporation
1155 Peachtree Street N.E.
Atlanta, GA 30309	6.13%

Dimensional Investment Group Inc.—
DFA International Value Portfolio IV	7.80%

DFA Investment Dimensions Group Inc.—
AAM/DFA International High Book-to-Market Portfolio	6.24%

Dimensional Investment Group Inc.
DFA International Value Portfolio II	5.68%

The Japanese Small Company Series

DFA Investment Dimensions Group Inc.—
International Small Company Portfolio	83.78%

DFA Investment Dimensions Group Inc.—
Japanese Small Company Portfolio	10.83%

The Pacific Rim Small Company Series

DFA Investment Dimensions Group Inc.—
International Small Company Portfolio	78.60%

DFA Investment Dimensions Group Inc.—
Pacific Rim Small Company Portfolio	15.68%

DFA Investment Trust Company
DFA Global Small Company Series	5.33%

The United Kingdom Small Company Series

DFA Investment Dimensions Group Inc.—
International Small Company Portfolio	88.90%

DFA Investment Dimensions Group Inc.—
United Kingdom Small Company Portfolio	5.37%

DFA Investment Trust Company—
Global Small Company Series	5.31%

The Continental Small Company Series

DFA Investment Dimensions Group Inc.—
International Small Company Portfolio	88.13%

DFA Investment Dimensions Group Inc.—
Continental Small Company Portfolio	5.44%

DFA Investment Trust Company—
Global Small Company Series	6.00%

The Emerging Markets Series

DFA Investment Dimensions Group Inc.—
Emerging Markets Portfolio	97.72%

The Emerging Markets Small Cap Series

DFA Investment Dimensions Group Inc.—
Emerging Markets Small Cap Portfolio	73.57%

South Dakota Retirement System
4009 W. 49th Street, Suite 300
Sioux Falls, SD 57105	25.86%

The DFA One-Year Fixed Income Series

DFA Investment Dimensions Group Inc.—
DFA One-Year Fixed Income Portfolio	100%

The DFA Two-Year Global Fixed Income Series

DFA Investment Dimensions Group Inc.—
DFA Two-Year Global Fixed Income Portfolio	99.68%

The Global Large Company Series

Global Large Company Trust	100%

The Global Small Company Series

Global Small Company Trust	100%

*	Owner of record only.

14(c) Management Ownership. As of February 29, 2004, the Trustees and officers as a group owned less than 1% of each Series’ outstanding stock.

Item 15. Investment Advisory and Other Services.

15(a) Investment Advisers. The information provided in response to this item includes the response to Item 13(b)(10) and is in addition to the information provided in response to Items 6(a)(1) and (2) in Part A and Items 13(a), (b) and (c) in this Part B.

David G. Booth and Rex A. Sinquefield, directors and officers of the Advisor and Trustees and officers of the Trust, and shareholders of the Advisor’s outstanding voting stock, may be considered controlling persons of the Advisor.

For the services its provides as investment advisor to each Series of the Trust, the Advisor is paid a monthly fee calculated as a percentage of average net assets of the Series. For the fiscal years ended November 30, 2001, 2002 and 2003, as applicable, the Series paid management fees as set forth in the following table:

Series	2001	2002	2003
	$(000)	$(000)	$(000)

U.S. Large Company	$745	$693	$652

Enhanced U.S. Large Company	$42	$46	$60

U.S. Large Cap Value	$1,732	$1,656	$1,939

Tax-Managed U.S. Marketwide Value	$1,091	$1,486	$1,602

U.S. Small XM Value	$862	$812	$502

Series	2001		2002	2003
	$(000)		$(000)	$(000)

U.S. Small Cap Value	$6,132		$6,344	$6,735

U.S. Small Cap	$266		$294	$310

U.S. Micro Cap	$1,538		$1,656	$1,935

DFA International Value	$2,801		$2,340	$2,439

Japanese Small Company	$206		$210	$229

Pacific Rim Small Company	$131		$135	$124

United Kingdom Small Company	$104		$102	$116

Continental Small Company	$221		$245	$311

Emerging Markets	$308		$337	$425

Emerging Markets Small Cap	$64		$89	$145

DFA One-Year Fixed Income	$373		$435	$629

DFA Two-Year Global Fixed Income	$265		$345	$492

The Tax-Managed U.S. Equity Series	$4	*	$83	$124

*	For the period September 25, 2001 (commencement of operations) to November 30, 2001.

The Tax-Managed U.S. Equity Series commenced operations on September 25, 2001. The Dividend-Managed Series had not commenced operations as of the date of this registration statement.

While The Global Value Series, The Global Large Company Series and The Global Small Company Series are not subject to a management fee, investments by the Global Series in the Master Series are subject to the management fees charged by the respective Master Series. Pursuant to the Expense Waiver and Assumption Agreement for The Global Value Series, The Global Large Company Series and The Global Small Company Series, the Advisor has agreed to waive its fees and to assume each Series’ expenses (including the expenses the Series bears as a shareholder of its master funds) to the extent necessary to limit the expenses of each Series to the following rates as a percentage of average net assets on an annualized basis: 0.375% for The Global Value Series; 0.25% for The Global Large Company Series; and 0.375% for The Global Small Company Series. At any time that the annualized expenses of a Series are less than the rate listed above for such Series on an annualized basis, the Advisor retains the right to seek reimbursement for any fees previously waived and/or expenses previously assumed to the extent that such reimbursement will not cause the Series’ annualized expenses to exceed the applicable percentage of average net assets as listed above. The Series are not obligated to reimburse the Advisor for fees waived or expenses assumed by the Advisor more than thirty-six months prior to the date of such reimbursement. The Expense Waiver and Assumption Agreement will remain in effect for a period of one year from April 1, 2004 to April 1, 2005, and shall continue in effect from year to year thereafter unless terminated by the Trust or the Advisor.

The Advisor pays DFAL quarterly fees of 12,500 pounds sterling for services to each of the United Kingdom and Continental Series. The Advisor pays DFA Australia fees of $13,000 per year for services to each of the Japanese and Pacific Rim Series.

In approving the continuation of the advisory agreement (and sub-advisory agreement, if applicable) for each Series, the Board of Trustees (the “Board”), including those Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust or the Advisor (the “Disinterested Board Members”), considered a number of factors, including: (i) the nature, extent and quality of services provided by the Advisor (or the sub-advisor) to the Series; (ii) the fees and expenses borne by the Series; and (iii) the performance of the Series relative to a selected peer group of funds. When considering the nature and quality of the services provided by the Advisor (or the sub-advisor, as applicable) for a Series, the Board reviewed the scope, depth and experience of the Advisor’s (or the sub-advisor’s) organization and the investment professionals currently providing management services to the Series. The Board evaluated the Advisor’s (or the sub-advisor’s) portfolio management process. The Board also considered the nature and character of non-investment management services provided by the Advisor. When considering the fees and expenses borne by each Series and considering the reasonableness of the management fees paid to the Advisor (and the fees paid to the sub-advisor, if applicable) in light of the services provided to the Series and any additional benefits received by the Advisor (or its affiliates, including, if applicable, the sub-advisor) in connection with providing such services, the Board compared the fees charged by the Advisor to the Series to the fees charged the funds in its peer group for comparable services, and analyzed the expenses incurred by the Advisor with respect to the Series. The Board also reviewed the Advisor’s (and, if applicable, the sub-advisor’s) operations, financial condition, and financial results in managing each Series. The Board noted, among other things, that each Series’ management fees and total expenses as a percentage of its average net assets over various periods were highly favorable in relation to its peer group of funds. In considering the performance of each Series, the Board compared the performance of the Series to the performance of a peer group of funds, and also reviewed the sales and redemption activity of the Series. After requesting and reviewing such materials as it deemed necessary, and based on the considerations described above, including the high-quality of the personnel, financial condition, investment advisory capabilities, portfolio management process and the performance of the Advisor (or the sub-advisor) with respect to the management of the Series, the Board concluded that the management fees of each Series are fair, both absolutely and in comparison with those of other funds in its peer group and the industry at large, the scope and quality of the services to be provided by the Advisor (or the sub-advisor) to each Series were consistent with each Series’ operational requirements, and that shareholders have received reasonable value in return for paying such fees and expenses. The Board also determined that the performance results of each Series were reasonable, as compared with relevant performance standards and appropriate market indices. The Board, including the

Disinterested Board Members, therefore concluded that the continuation of the advisory agreement (or, as applicable, the sub-advisory agreement) for each Series was in the best interests of the Series and its shareholders.

15(b) Principal Underwriter. The Trust’s shares are distributed by DFA Securities Inc. (“DFAS”), a wholly-owned subsidiary of the Advisor. DFAS is registered as a limited purpose broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The principal business address of DFAS is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

DFAS acts as an agent of the Trust by serving as the principal underwriter of the Trust’s shares. Pursuant to the Trust’s Distribution Agreement, DFAS uses its best efforts to seek or arrange for the sale of shares of the Trust, which are continuously offered. No sales charges are paid by investors or the Trust. No compensation is paid by the Trust to DFAS under the Distribution Agreement.

15(c) Services Provided by Each Investment Adviser and Expenses Paid by Third Parties. The information provided in response to this item is in addition to the information provided in response to Item 6(a)(1) and (2) of Part A.

Initially, the investment management agreement with respect to each Series is in effect for a period of two years. Thereafter, each agreement may continue in effect for successive annual periods, provided such continuance is specifically approved at least annually by a vote of the Trust’s Board of Trustees, or by a vote of the holders of a majority of the Series’ outstanding voting securities, and in either event by a majority of the trustees who are not parties to the agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for that purpose. An investment management agreement may be terminated without penalty at any time by the Series or by the Advisor on 60 days’ written notice and will automatically terminate in the event of its assignment as defined in the Investment Company Act of 1940.

15(d) Service Agreements. Not applicable.

15(e) Other Investment Advice. Not applicable.

15(f) Dealer Reallowances. Not applicable.

15(g) Rule 12b-1 Plans. Not applicable.

15(h) Other Service Providers.

15(h)(1) and (2) PFPC Inc. (“PFPC”), 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as the administrative and accounting services, dividend disbursing and transfer agent for all Trust Series. The services provided by PFPC are subject to supervision by the executive officers and the Board of Trustees of the Trust, and include day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, liaison with the Trust’s custodians, and transfer and dividend disbursing agency services. For its services, each Series pays PFPC annual fees which are set forth below:

The U.S. Micro Cap Series

The U.S. Small Cap Series

The U.S. Small Cap Value Series

The U.S. Large Cap Value Series

The Tax-Managed U.S. Marketwide Value Series

The Tax-Managed U.S. Equity Series

The Enhanced U.S. Large Company Series

Charges for each Series:

.1025% of the first $300 million of net assets

.0769% of the next $300 million of net assets

.0513% of the next $250 million of net assets

.0205% of net assets over $850 million

PFPC charges a minimum fee of $58,800 per year to each of the Large Cap Value Series, the Tax-Managed U.S. Marketwide Value Series, the Tax-Managed U.S. Equity Series and the Small Cap Value Series.

The DFA Two-Year Global Fixed Income Series

.1230% of the first $150 million of net assets

.0820% of the next $150 million of net assets

.0615% of the next $300 million of net assets

.0410% of the next $250 million of net assets

.0205% of net assets over $850 million

The Series is subject to a minimum fee of $75,000 per year. PFPC has agreed to limit the minimum fee for the Series from time to time.

The Japanese Small Company Series

The United Kingdom Small Company Series

The Pacific Rim Small Company Series

The Continental Small Company Series

The DFA International Value Series

The Large Cap International Portfolio

The Emerging Markets Series

The Emerging Markets Small Cap Series

Charges for each Series:

.1230% of the first $300 million of net assets

.0615% of the next $300 million of net assets

.0410% of the next $250 million of net assets

.0205% of net assets over $850 million

The DFA International Value, Large Cap International, Emerging Markets and Emerging Markets Small Cap Series are each subject to a minimum fee of $75,000 per year. The Pacific Rim Small Company Series is subject to a minimum fee of $100,000 per year. PFPC has agreed to limit the minimum fee for these Series from time to time.

The DFA One-Year Fixed Income Series

.0513% of the first $100 million of net assets

.0308% of the next $100 million of net assets

.0205% of net assets over $200 million

The U.S. Large Company Series

.0150% of net assets

The U.S. Small XM Value Series

.0160% of net assets

The Global Value Series

$2,600 (includes custodian fees)

The Global Large Company Series

$2,600 (includes custodian fees)

The Global Small Company Series

$2,950 per month (includes custodian fees)

The DFA International Value Series, The Japanese Small Company Series, The Pacific Rim Small Company Series, The Continental Small Company Series, The Emerging Markets Series and The Emerging Markets Small Cap Series and certain other funds managed by the Advisor that invest in foreign securities (“Foreign Equity Funds”) also pay PFPC a fee for providing fair value pricing services. The total annual fee for the fair value pricing services is calculated by aggregating Foreign Equity Fund by Foreign Equity Fund an amount equal to the greater of (i) 0.005% of each Foreign Equity Fund’s assets or (ii) $20,000, and then allocating such total annual fee among the Foreign Equity Funds based on net assets.

15(h)(3) Citibank, N.A., 111 Wall Street, New York, New York 10005, is the global custodian for the following Series: DFA International Value Series, the Japanese Small Company Series, The Pacific Rim Small Company Series, the United Kingdom Small Company Series, the Continental Small Company Series, DFA Two-Year Global Fixed Income Series, Enhanced U.S. Large Company Series (co-custodian with PFPC Trust Company), Emerging Markets Series and Emerging Markets Small Cap Series, and PFPC Trust Company, 301 Bellevue Parkway, Wilmington, DE 19809, serves as the custodian for all other Series of the Trust. The custodians maintain separate accounts for the Series; make receipts and disbursements of money on behalf of the Series; and collect and receive income and other payments and distributions on account of the Series’ portfolio securities. The custodians do not participate in decisions relating to the purchase and sale of portfolio securities.

PricewaterhouseCoopers LLP, 200 East Las Olas Boulevard, Suite 1700, Ft. Lauderdale, Florida 33301, the Trust’s independent certified public accountant, audits the Trust’s financial statements on an annual basis.

15(h)(4) Not applicable.

Item 16.	Brokerage Allocation and Other Practices.

16(a) and (c) Brokerage Transactions and Brokerage Selection. The following table depicts brokerage commissions paid by the following Series:

Brokerage Commissions

Fiscal Years Ended November 30, 2001, 2002 and 2003

	2001	2002	2003

U.S. Large Company	$90,857	$95,280	$80,760

Enhanced U.S. Large Company	$14,042	$17,304	$16,954

U.S. Large Cap Value	$589,100	$1,072,620	$1,111,710

Tax-Managed U.S. Marketwide Value	$1,096,561	$905,013	$653,122

U.S. Small XM Value	$637,192	$1,463,799	$1,179,394

U.S. Small Cap Value	$1,679,179	$4,826,509	$7,000,505

U.S. Small Cap	$630,992	$1,124,961	$1,352,376

U.S. Micro Cap	$905,726	$1,614,452	$2,368,632

DFA International Value	$386,725	$576,457	$506,766

Japanese Small Company	$168,415	$89,226	$164,773

Pacific Rim Small Company	$61,378	$261,413	$133,014

United Kingdom Small Company	$49,857	$56,931	$114,815

Continental Small Company Series	$127,438	$386,683	$452,822

Emerging Markets	$324,859	$326,443	$503,628

Emerging Markets Small Cap	$59,080	$91,022	$174,320

The Tax-Managed U.S. Equity Series	$57,108	$160,349	$217,024

During the fiscal year ended November 30, 2003, the Large Cap International Portfolio, a portfolio of DFAIDG, paid brokerage commissions of $93,369. The Global Value Series, The Global Large Company Series and The Global Small Company Series will not incur any brokerage costs in connection with their purchases and redemptions of shares of the Master Series. The Tax-Managed U.S. Equity Series commenced operations on September 25, 2001.

The Dividend-Managed Series had not commenced operations as of the date of this registration statement.

The substantial increases or decreases in the amount of brokerage commissions paid by certain Series from year to year indicated in the foregoing table resulted from increases or decreases in the amount of securities bought and sold by those Series.

The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series acquire and sell securities on a net basis with dealers which are major market markers in such securities. The Investment Committee of the Advisor selects dealers on the basis of their size, market making and credit analysis ability. When executing portfolio transactions, the Advisor seeks to obtain the most favorable price for the securities being traded among the dealers with whom such Series effects transactions.

Portfolio transactions will be placed with a view to receiving the best price and execution.

The over-the-counter companies eligible for purchase by The U.S. Small Cap Series, The U.S. Micro Cap Series, The U.S. Small XM Value Series, The U.S. Small Cap Value Series, The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series and the Dividend-Managed Series are thinly traded securities. Therefore, the Advisor believes it needs maximum flexibility to effect over-the-counter trades on a best execution basis. To that end, the Advisor places buy and sell orders with market makers, third market brokers, electronic communications networks (“ECNs”) and with brokers on an agency basis. Third market brokers enable the Advisor to trade with other institutional holders directly on a net basis. This allows the Advisor to sometimes trade larger blocks than would be possible by going through a single market maker.

ECNs, such as Instinet, are electronic information and communication networks whose subscribers include most market makers and many institutions. Such ECNs charge a commission for each trade executed on their system. For example, on any given trade, a Series, by trading through an ECN, would pay a spread to a dealer on the other side of the trade plus a commission to the ECN. However, placing a buy (or sell) order on an ECN communicates to many (potentially all) market makers and institutions at once. This can create a more complete picture of the market and thus increase the likelihood that the Series can effect transactions at the best available prices.

Brokerage commissions for transactions in securities listed on the TSE and other Japanese securities exchanges are fixed. Under the current regulations of the TSE and the Japanese Ministry of Finance, member and non-member firms of Japanese exchanges are required to charge full commissions to all customers other than banks and certain financial institutions, but members and licensed non-member firms may confirm transactions to banks and financial institution affiliates located outside Japan with institutional discounts on brokerage commissions. The Japanese Small Company Series has been able to avail itself of institutional discounts. The Series’ ability to effect transactions at a discount from fixed commission rates depends on a number of factors, including the size of the transaction, the relation between the cost to the member or the licensed non-member firm of effecting such transaction and the commission receivable, and the law, regulation and practice discussed above. There can be no assurance that the Series will continue to be able to realize the benefit of discounts from fixed commissions.

The Series will seek to acquire and dispose of securities in a manner which would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the performance of brokers which effect transactions for the Series to determine the effect that the Series’ trading has on the market prices of the securities in which they invest. The Advisor also checks the rates of commission being paid by the Series to their brokers to ascertain that the rates are competitive with those charged by other brokers for similar services. DFAL performs these services for the United Kingdom and Continental Small Company Series and DFA Australia performs these services for the Japanese and Pacific Rim Small Company Series. Transactions also may be placed with brokers who provide the Advisor or sub-advisors with investment research, such as reports concerning individual issuers, industries and general economic and financial trends and other research services. The Investment Management Agreements permit the Advisor knowingly to pay commissions on such transactions which are greater than another broker might charge if the Advisor, in good faith, determines that the commissions paid are reasonable in relation to the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor’s overall responsibilities to the Trust. Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Trust. Brokerage transactions may be placed with securities firms that are affiliated with an affiliate of the Advisor. Commission paid on such transactions would be commensurate with the rate of commissions paid on similar transactions to brokers that are not so affiliated.

16(b) Commissions. No commissions were paid to affiliates or affiliates of affiliates during fiscal years 2001, 2002 and 2003.

16(d) Directed Brokerage. During the fiscal year ended November 30, 2003, the following Series paid commissions for securities transactions to brokers which provided market price monitoring services, market studies and research services to the Series as follows:

	VALUE OF SECURITIES TRANSACTIONS	BROKERAGE COMMISSIONS
U.S. Large Company	$42,575	$75

U.S. Large Cap Value	$69,324,536	$219,493

U.S. Small XM Value	$80,085,188	$237,096

U.S. Small Cap Value	$283,719,461	$907,065

U.S. Small Cap	$80,037,878	$216,999

	VALUE OF SECURITIES TRANSACTIONS	BROKERAGE COMMISSIONS
U.S. Micro Cap	$78,326,570	$223,905

DFA International Value	$80,936,667	$144,155

Japanese Small Company	$18,700,399	$46,751

Tax Managed U.S. Marketwide Value	$52,732,473	$104,982

Tax Managed U.S. Equity	$19,948,355	$35,557

United Kingdom Small Company	$13,774,005	$47,274

Continental Small Company	$4,689,331	$9,379

16(e) Regular Broker Dealers. Not applicable.

Item 17.	Capital Stock and Other Securities.

17(a) Capital Stock. All twenty-five Series issue shares of beneficial interest without a sales load. The shares of each Series, when issued and paid for in accordance with this registration statement, will be fully paid and nonassessable shares, with equal, non-cumulative voting rights, except as described below, and no preferences as to conversion, exchange, dividends, redemptions or any other feature. In addition, the Trust has arranged with the Feeder Portfolios for voting rights as provided in Section 12(d)(1)(E)(iii)(a) of the Investment Company Act of 1940. If a shareholder of a Series which is taxed as a partnership becomes bankrupt, a majority in interest of the remaining shareholders in such Series must vote within 120 days to approve the continuing existence of the Series or the Series will be liquidated. All shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-share basis; provided however, if a matter to be voted on affects only the interests of some Series, then only the shareholders of such affected Series shall be entitled to vote on the matter. Investments in the Series may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of the investor’s investment at any time at net asset value. If liquidation of the Trust should occur, shareholders would be entitled to receive on a per class basis the assets of the particular Series whose shares they own, as well as a proportionate share of Trust assets not attributable to any particular class. The Trust’s by-laws provide that meetings of shareholders shall be called for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than 10% of the outstanding shares.

The Trust does not intend to hold annual meetings; it may, however, hold a meeting if called by the Board. Shareholders may receive assistance in communicating with other shareholders in connection with the election or removal of Trustees similar to the provisions contained in Section 16(c) of the Investment Company Act of 1940.

17(b) Other Securities. Not applicable.

Item 18.	Purchase, Redemption and Pricing of Shares.

The information provided in response to this item is in addition to the information provided in response to Item 7 in Part A.

18(a) and (c) Purchase of Shares and Offering Price. The Trust will accept purchase and redemption orders on each day that the NYSE is open for business, regardless of whether the Federal Reserve System is closed. However, no purchases by wire may be made on any day that the Federal Reserve System is closed. The Trust will generally be closed on days that the NYSE is closed. The NYSE is scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans’ Day. Orders for redemptions and purchases will not be processed if the Trust is closed.

The Tokyo Stock Exchange (“TSE”) is closed on the following days in 2004: January 1, 2 and 12, February 11, March 20, April 29, May 3, 4 and 5, July 19, September 20 and 23, October 11, November 3 and 23 and December 23 and 31. Orders for the purchase and redemption of shares of the Japanese Series received on those days will be priced as of the close of the NYSE on the next day that the TSE is open for trading.

The LSE is closed on the following days in 2004: January 1, April 9 and 12, May 3 and 31, August 30, and December 27 and 28. Orders for the purchase and redemption of shares of the United Kingdom Small Company Series received on those days will be processed as of the close of the NYSE on the next day that the LSE is open for trading.

The foreign securities exchanges on which the Continental Small Company Series’ portfolio securities are principally traded are closed on January 1, April 9 and 12. Orders for the purchase and redemption of shares of the Continental Small Company Series received on this day will be priced at the close of the NYSE on the next business day.

Since The Japanese Small Company, Pacific Rim Small Company, United Kingdom Small Company, Continental Small Company, DFA International Value, Emerging Markets and Emerging Markets Small Cap Series own securities that are primarily listed on foreign exchanges which may trade on days when the Series do not price their shares, the net asset values of such Series and the Global Series may change on days when shareholders will not be able to purchase or redeem shares.

The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any or all Series or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Trust or a Series. Securities accepted in exchange for shares of a Series will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Portfolio.

The Trust may suspend redemption privileges or postpone the date of payment: (1) during any period when the NYSE is closed, or trading on the Exchange is restricted as determined by the SEC, (2) during any period when an emergency exists as defined by the rules of the SEC as a result of which it is not reasonably practicable for the Trust to dispose of securities owned by it, or fairly to determine the value of its assets and (3) for such other periods as the SEC may permit.

18(b) Fund Reorganizations. Not applicable.

18(d) Redemption-in-kind. The Trust has filed a notice of election pursuant to Rule 18f-1 under the Investment Company Act of 1940. However, The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series, The Global Value Series, The Global Large Company Series and The Global Small Company Series have opted out of this election. (See Item 7(c) of Part A.)

Item 19.	Taxation of the Fund.

The information provided in response to this item is in addition to the information provided in response to Items 7(d) and (e) in Part A.

Each Corporate Series intends to qualify each year as a regulated investment company by satisfying certain distribution and asset diversification requirements under the Code. As a regulated investment company, a Corporate Series generally pays no federal income tax on the income and gains it distributed to its investors. The Board reserves the right not to maintain the qualification of a Corporate Series as a regulated investment company if it determines such course of action to be beneficial to investors. In such case, a Corporate Series will be subject to federal, and possibly state, corporate taxes on its taxable income and gains and distributions to investors will be taxed as ordinary dividend income to the extent of a Portfolio’s available earnings and profits.

To avoid federal excise taxes, the Code requires a Corporate Series to distribute to investors by December 31 of each year, at a minimum, the following amounts:

•	98% of its taxable ordinary income earned during the calendar year;

•	98% of its capital gain net income earned during the twelve month period ending October 31; and

•	100% of any undistributed amounts of these categories of income or gain from the prior year.

The Trust intends to declare and pay these distributions in December (or to pay them in January, in which case investors must treat them as received in December), but can give no assurances that its distributions will be sufficient to eliminate all taxes.

While the Partnership Series are not classified as “regulated investment companies” under Subchapter M of the Code, the Partnership Series’ assets, income and distributions will be managed in such a way that an investor in the Series will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in a Partnership Series for such Series’ entire fiscal year.

The Partnership Series will not be subject to any U.S. federal income tax. Instead, each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Partnership Series) of a Partnership Series’ income, gains, losses, deductions and credits. Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Partnership Series. An allocable share of a tax-exempt investor’s income will be “unrelated business taxable income” (“UBTI”) only to the extent that a Partnership Series borrows money to acquire property or invests in assets that produce UBTI. In addition to U.S. federal income taxes, investors in the Partnership Series may also be subject to state and local taxes on their distributive share of a Partnership Series’ income.

If a Series of the Trust, including the Partnership Series, purchases shares in certain foreign investment entities, called “passive foreign investment companies,” the Series (and in the case of the Partnership Series, its investors) may be subject to U.S. federal income tax and a related interest charge on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Corporate Series to its shareholders or, in the case of the Partnership Series, even if such income is distributed to its investors, unless a mark-to-market election is made.

The Series of the Trust, including the Partnership Series, may be subject to foreign withholding taxes on income from certain of their foreign securities. This, in turn, could reduce a Series’ income dividends paid to investors. If more than 50% in value of the total assets of a Corporate Series at the end of its fiscal year are invested in securities of foreign corporations, the Corporate Series may elect to pass-through to its shareholders their pro rata share of foreign income taxes paid by the Corporate Series. If this election is made, shareholders will be (i) required to include in their gross income their pro rata share of foreign source income (including any foreign taxes paid by the Corporate Series), and (ii) entitled to either deduct their share of such foreign taxes in computing their taxable income or to claim a credit for such taxes against their U.S. federal income tax, subject to certain limitations under the Code.

The Enhanced U.S. Large Company Series’ investments in Index Derivatives are subject to complex tax rules which may have the effect of accelerating income or converting, in part, what otherwise would have been long-term capital gain into short-term capital gain. These rules may affect the amount, character and timing of income distributed to shareholders of The Enhanced U.S. Large Company Series.

For the Corporate Series with the principal investment policy of investing in foreign equity securities and non-equity domestic investments, it is anticipated that only a small portion of such Corporate Series’ dividends will qualify for the corporate dividends received deduction. To the extent that such Corporate Series pay dividends which qualify for this deduction, the availability of the deduction is subject to certain holding period, hedging, and debt financing restrictions imposed under the Code on the corporation claiming the deduction.

Since virtually all of the net investment income from The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series is expected to arise from earned interest, it is not expected that any of such Series’ distributions will be eligible for the dividends received deduction for corporations.

The Trust may accept securities or local currencies in exchange for shares of a Series. A gain or loss for U.S. federal income tax purposes may be realized by investors who are subject to U.S. federal taxation upon the exchange, depending upon the U.S. dollar cost of the securities or local currency exchanged. Different rules apply in the case of a Corporate Series or a Partnership Series. Investors should consult their tax advisers. (See “In-kind Purchases” in Item 7(b).)

Shareholders of the Corporate Series who are not U.S. persons for purposes of U.S. federal income taxation should consult with their tax advisors regarding the applicability of U.S. withholding and other taxes to distributions received by them from the Corporate Series and the application of foreign tax laws to these distributions. Corporate Series shares held by the estate of a non-U.S. investor may also be subject to U.S. estate tax.

Losses incurred on the sale of securities by one Series to another Series will be disallowed if, as of the date of sale, the same persons (or, in the case of a sale of securities by one Corporate Series to another Corporate Series, five or fewer persons) own directly or indirectly more than 50% of the outstanding shares in both the selling and purchasing Series. Under attribution rules, the shareholders of a Feeder Portfolio are considered to own the shares of a corresponding Series on a pro rata basis for purposes of applying this loss disallowance rule. However, in applying the attribution rules to a sale of securities by one Corporate Series to another Corporate Series, only shareholders that own 5% or more of the shares of a Feeder Portfolio are considered to own the shares of the corresponding Series in proportion to their ownership of Feeder Portfolio shares.

There are certain other tax issues that will be relevant to only certain investors in the Series; for instance, investors that are segregated asset accounts and investors who contribute assets rather than cash to a Series. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Series.

Investors in the Partnership Series who are not U.S. persons for purposes of U.S. federal income taxation should consult with their tax advisors to determine the applicability of U.S. withholding by a Partnership Series on interest, dividends and any other items of fixed or determinable annual or periodical gains, profits and income included in such investors’ distributive share of a Partnership Series’ income. Non-U.S. investors may also wish to contact their tax advisors to determine the applicability of foreign tax laws. Partnership Series shares held by the estate of a non-U.S. investor may be subject to U.S. estate tax.

The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series (each a “Tax-Managed Series”) may time investments to minimize the receipt of dividends. These actions could result in a Tax-Managed Series being unable to flow through the dividends received deduction to corporate shareholders. This will occur if a Tax-Managed Series does not hold the stock of a domestic (U.S.) corporation for the requisite holding period to be eligible for pass-through of the dividends received deduction.

If a shareholder elects to receive capital gains distributions in cash, instead of reinvesting them in additional shares, the capital at work in a Series will be reduced. Also, purchases of shares in a Corporate Series shortly before the record date for a dividend or capital gains distribution may cause a portion of the investment to be returned to the shareholder as a taxable distribution, regardless of whether the distribution is being reinvested or paid in cash.

Item 20.	Underwriters. See response to Item 15(b). Principal Underwriters.

Item 21.	Calculation of Performance Data. Not applicable.

A Series may compare its investment performance to appropriate market and mutual fund indices and investments for which reliable performance data is available. Such indices are generally unmanaged and are prepared by entities and organizations which track the performance of investment companies or investment advisors. Unmanaged indices often do not reflect deductions for administrative and management costs and expenses. The performance of a Series may also be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services. Any performance information, whether related to a Series or to the Advisor, should be considered in light of the Series’ investment objectives and policies, characteristics and the quality of the portfolio and market conditions during the time period indicated and should not be considered to be representative of what may be achieved in the future.

Item 22.	Financial Statements.

22(a), (b) and (c) The audited financial statements and financial highlights of the Trust for its fiscal year ended November 30, 2003 as set forth in the Trust’s annual reports to shareholders, including the report of PricewaterhouseCoopers LLP, independent certified public accountants, are incorporated herein by reference.

Disclosure of Portfolio Holdings

The Trust may make available at month-end certain information regarding the securities holdings of the Series (“Holdings Information”). The Holdings Information may be posted each month on the Trust’s website, www.dfaus.com, with a one-month time lag. Holdings Information also may be provided to third-party data vendors, upon request. The Trust may provide more current Holdings Information only to those financial advisors, clients, authorized consultants or authorized custodians who specifically request the more current Holdings Information and who execute a use and non-disclosure agreement, with such terms as are required from time to time by applicable rules and regulations and the Advisor.

THE DFA INVESTMENT TRUST COMPANY

(Amendment No. 31)

PART C

OTHER INFORMATION

Item 23.	Exhibits.

(a)	Charter.

(1)	Agreement and Declaration of Trust effective as of December 27, 1993.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	November 29, 1995

(2)	Certificate of Trust dated September 11, 1992.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(i)	Certificate of Amendment to Certificate of Trust dated January 15, 1993.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(b)	By-Laws.
(1)	By-Laws.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(c)	Instruments Defining the Rights of Security Holders.

(1)	No specimen securities are issued on behalf of the Registrant.

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(2)	Relevant portion of Agreement and Declaration of Trust.

See Article V

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	November 29, 1995

(3)	Relevant portion of By-Laws.

See Article II

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(d)	Investment Advisory Contracts.

(1)	Investment Management Agreements.

(a)	Investment Management Agreement dated January 6, 1993 between the Registrant and Dimensional Fund Advisors Inc. (“DFA”) on behalf of The U.S. Small Cap Series (formerly The U.S. 6-10 Small Company Series).

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(i)	Addendum Number One dated March 27, 2001 re: the reflection of the following name change:

*        The U.S. 6-10 Small Company Series to The U.S. Small Cap Series

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(b)	Amended and Restated Investment Management Agreement dated December 1, 1995 between the Registrant and DFA on behalf of The U.S. Large Company Series.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.d.1.b.

2

(c)	Investment Management Agreement dated January 6, 1993 between the Registrant and DFA on behalf of The DFA One-Year Fixed Income Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(d)	Investment Management Agreement dated January 6, 1993 between the Registrant and DFA on behalf of The U.S. Large Cap Value Series (formerly The U.S. Large Cap High Book to Market Series).

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(e)	Investment Management Agreement dated January 6, 1993 between the Registrant and DFA on behalf of The U.S. Small Cap Value Series (formerly The U.S. 6-10 Value Series and The U.S. Small Cap High Book to Market Series).

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(i)	Addendum Number One dated March 27, 2001 re: the reflection of the following name change:

*        The U.S. 6-10 Value Series to The U.S. Small Cap Value Series

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(f)	Investment Management Agreement dated December 1, 1993 between the Registrant and DFA on behalf of The DFA International Value Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

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(g)	Investment Management Agreement dated October 18, 1996 between the Registrant and DFA on behalf of The Emerging Markets Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(h)	Investment Management Agreement dated February 8, 1996 between the Registrant and DFA on behalf of The Enhanced U.S. Large Company Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	February 7, 1996

(i)	Investment Management Agreement dated February 8, 1996 between the Registrant and DFA on behalf of The DFA Two-Year Global Fixed Income Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	February 7, 1996

(j)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Japanese Small Company Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(k)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The United Kingdom Small Company Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

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(l)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Pacific Rim Small Company Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 7 to Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(m)	Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of The Continental Small Company Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(n)	Investment Management Agreement dated October 18, 1996 between the Registrant and DFA on behalf of The Emerging Markets Small Cap Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(o)	Investment Management Agreement dated November 28, 1997 between the Registrant and DFA on behalf of The U.S. Micro Cap Series (formerly The U.S. 9-10 Small Company Series).

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	November 28, 1997

(i)	Addendum Number One dated March 27, 2001 re: the reflection of the following name change:

*        The U.S. 9-10 Small Company Series to The U.S. Micro Cap Series

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

5

(p)	Investment Management Agreement dated November 28, 1997 between the Registrant and DFA on behalf of The U.S. Small XM Value Series (formerly The U.S. 4-10 Value Series).

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 12 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	November 28, 1997

(i)	Addendum Number One dated March 27, 2001 re: the reflection of the following name change:

*        The U.S. 4-10 Value Series to The U.S. Small Cap XM Value Series

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(q)	Investment Management Agreement dated December 7, 1998 between the Registrant and DFA on behalf of the Tax-Managed U.S. Marketwide Value Series.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.d.1.q.

(r)	Investment Management Agreement dated July 26, 2001 between the Registrant and DFA on behalf of The Tax-Managed U.S. Equity Series (formerly The Tax-Managed U.S. Marketwide Series).

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 26 to Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(i)	Form of Addendum Number One re: the reflection of the following name change:

*        The Tax-Managed U.S. Marketwide Series to The Tax-Managed U.S. Equity Series

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

6

(2)	Sub-Advisory Agreements.

(a)	Sub-Advisory Agreement among the Registrant, DFA and Australia Pty Ltd. (“DFA-Australia”) dated August 7, 1996 on behalf of The Japanese Small Company Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(b)	Sub-Advisory Agreement among the Registrant, DFA and Dimensional Fund Advisors Ltd. (“DFAL”) dated August 7, 1996 on behalf of The United Kingdom Small Company Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(c)	Sub-Advisory Agreement among the Registrant, DFA and DFA-Australia dated August 7, 1996 on behalf of The Pacific Rim Small Company Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(d)	Sub-Advisory Agreement among the Registrant, DFA and DFAL dated August 7, 1996 on behalf of The Continental Small Company Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	August 7, 1996

(e)	Form of Consulting Services Agreement between Dimensional Fund Advisors Inc. and Dimensional Fund Advisors Ltd. dated September 13, 1999 on behalf of:

THE DFA INVESTMENT TRUST COMPANY

*        DFA International Value Series

*        Emerging Markets Small Cap Series

*        Emerging Markets Series

*        Tax-Managed U.S. Marketwide Value Series

7

DFA INVESTMENT DIMENSIONS GROUP INC.

*        DFA International Small Cap Value Portfolio

*        VA International Value Portfolio

*        Large Cap International Portfolio

*        Tax-Managed DFA International Value Portfolio

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 16 to the Registrant’s Registration Statement on Form N-1A
File No:	811-07436
Filing Date:	December 8, 1998

(f)	Form of Consulting Services Agreement between Dimensional Fund Advisors Inc. and DFA Australia Ltd. on behalf of:

THE DFA INVESTMENT TRUST COMPANY

*        DFA International Value Series

*        Emerging Markets Small Cap Series

*        Emerging Markets Series

*        Tax-Managed U.S. Marketwide Value Series

DFA INVESTMENT DIMENSIONS GROUP INC.

*        DFA International Small Cap Value Portfolio

*        VA International Value Portfolio

*        Large Cap International Portfolio

*        Tax-Managed DFA International Value Portfolio; and

DIMENSIONAL EMERGING MARKETS VALUE FUND, INC.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 16 to the Registrant’s Registration Statement on Form N-1A
File No:	811-07436
Filing Date:	December 8, 1998

(e)	Underwriting Contracts.

Amended and Restated Distribution Agreement dated December 19, 2003 between the Registrant and DFA Securities Inc.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.e.

(f)	Bonus or Profit Sharing Contracts.

Not applicable.

(g)	Custodian Agreements.

(1)	Custodian Agreement between the Registrant and PFPC Trust Company (“PFPC”) (formerly PNC Bank, N.A. and Provident National Bank N.A.) dated January 15, 1993.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A

8

File No.:	811-07436
Filing Date:	March 3, 1998

(a)	Addendum Number One dated December 7, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 17 to the Registrant’s Registration statement on Form N-1A
File No.:	811-07436
Filing Date:	March 24, 1999

(b)	Addendum Number Two dated May 28, 1999 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 18 to the Registrant’s Registration statement on Form N-1A
File No.:	811-07436
Filing Date:	May 28, 1999

(c)	Addendum Number Three dated September 13, 1999 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.g.1.c.

(d)	Addendum Number Four dated July 27, 2000 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.g.1.d.

(e)	Addendum Number Five dated March 27, 2001, between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the reflection of the following name changes:

*        The U.S. 4-10 Value Series to The U.S. Small XM Value Series

*        The U.S. 6-10 Value Series to The U.S. Small Cap Value Series

*        The U.S. 6-10 Small Company Series to The U.S. Small Cap Series

*        The U.S. 9-10 Small Company Series to The U.S. Micro Cap Series

9

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(f)	Addendum Number Six dated July 26, 2001 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:

*        The Tax-Managed U.S. Marketwide Series; and re: the reflection of the following name changes:

*        The LD U.S. Large Company Series to The LD U.S. Marketwide Series

*        The HD U.S. Large Company Series to The HD U.S. Marketwide Series

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(g)	Addendum Number Seven dated September 21, 2001 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:

*        The Tax-Managed U.S. Marketwide Series to The Tax-Managed U.S. Equity Series

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.g.1.g.

(2)	Global Custody Agreement dated January 18, 1994 between the Registrant and The Chase Manhattan Bank, N.A. on behalf of The Emerging Markets Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(3)	Custodial Services Agreement dated January 13, 1998 between the Registrant and Citibank, N.A.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A

10

File No.:	811-07436
Filing Date:	March 3, 1998

(i)	Manual Transmission Authorization.
(ii)	Manual Transmission Procedures.

(h)	Other Material Contracts.

(1)	Transfer Agency Agreement dated January 15, 1993 between the Registrant and PFPC Inc. (formerly known as Provident Financial Processing Corporation) (“PFPC”).

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(i)	Appendix A: Authorized Persons to Give Oral and Written Instructions
(ii)	Schedule A: Listing of Statistical Reports

(a)	Amendments to the Transfer Agency Agreement.

(i)	Amendment Number One dated December 1, 1993 between the Registrant and PFPC on behalf of The DFA International Value Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(b)	Addendum to the Transfer Agency Agreement.

(i)	Addendum Number One dated December 7, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 24, 1999

(ii)	Addendum Number Two dated May 28, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.

11

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 18 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	May 28, 1999

(iii)	Addendum Number Three dated September 13, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.h.1.b.iii.

(iv)	Addendum Number Four dated July 27, 2000 between PFPC and the Registrant on behalf of each series of the Registrant.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.h.1.b.iv.

(v)	Addendum Number Five dated March 27, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name changes:

*        The U.S. 4-10 Value Series to The U.S. Small XM Value Series

*        The U.S. 6-10 Value Series to The U.S. Small Cap Value Series

*        The U.S. 6-10 Small Company Series to The U.S. Small Cap Series

*        The U.S. 9-10 Small Company Series to The U.S. Micro Cap Series

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(vi)	Addendum Number Six dated July 26, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:

*        The Tax-Managed U.S. Marketwide Series; and re: the reflection of the following name changes:

*        The LD U.S. Large Company Series to The LD U.S. Marketwide Series

*        The HD U.S. Large Company Series to The HD U.S. Marketwide Series

12

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(vii)	Addendum Number Seven dated September 21, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:

*        The Tax-Managed U.S. Marketwide Series to The Tax-Managed U.S. Equity Series

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.h.1.b.vii.

(2)	Administration and Accounting Services Agreement dated January 15, 1993 between the Registrant and PFPC.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 3, 1998

(a)	Amendments to the Administration and Accounting Services Agreement.

(i)	Amendment Number One dated December 1, 1993 between PFPC and the Registrant on behalf of The DFA International Value Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A
File Nos.:	811-07436
Filing Date:	March 3, 1998

(b)	Addenda to the Administration and Accounting Services Agreement.

(i)	Addendum Number One dated December 7, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A

13

File No.:	811-07436
Filing Date:	March 24, 1999

(ii)	Addendum Number Two dated May 28, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 18 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	May 28, 1999

(iii)	Form of Addendum Number Three dated September 13, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 20 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 13, 1999

(iv)	Form of Addendum Number Four dated July 27, 2000 between PFPC and the Registrant on behalf of each series of the Registrant.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 22 to the Registrant’s Registration Statement on Form N-1A
File No:	811-07436
Filing Date:	July 27, 2000

(v)	Addendum Number Five dated March 27, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name changes:

*        The U.S. 4-10 Value Series to The U.S. Small XM Value Series

*        The U.S. 6-10 Value Series to The U.S. Small Cap Value Series

*        The U.S. 6-10 Small Company Series to The U.S. Small Cap Series

*        The U.S. 9-10 Small Company Series to The U.S. Micro Cap Series

14

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(vi)	Addendum Number Six dated July 26, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:

*        The Tax-Managed U.S. Marketwide Series; and

re: the reflection of the following name changes:

*        The LD U.S. Large Company Series to The LD U.S. Marketwide Series

*        The HD U.S. Large Company Series to The HD U.S. Marketwide Series

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 7, 2001

(vii)	Form of Addendum Number Seven dated September 21, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:

*        The Tax-Managed U.S. Marketwide Series to The Tax-Managed U.S. Equity Series

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 27 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	September 21, 2001

(3)	Administration Agreement dated May 28, 1999 between DFA and the Registrant on behalf of The Global Value Series, The Global Large Company Series and The Global Small Company Series.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 18 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	May 28, 1999

(4)	Amended and Restated Expense Waiver and Assumption Agreement dated July 19, 2002 between DFA and the Registrant on behalf of The Global Value Series, The Global Large Company Series and The Global Small Company Series.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.h.4.

15

(i)	Legal Opinion.

Not applicable.

(j)	Other Opinions.

Consent of Independent Certified Public Accountants, PricewaterhouseCoopers LLP.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.j.

(k)	Omitted Financial Statements.

Not applicable.

(l)	Initial Capital Agreements.

Not applicable.

(m)	Rule 12b-1 Plan.

Not applicable.

(n)	Rule 18f-3 Plan.

Not Applicable.

(o)	Powers of Attorney.

(1)	Power-of-Attorney dated October 13, 2000, appointing David G. Booth, Rex A. Sinquefield, Michael T. Scardina, Catherine L. Newell and Valerie A. Brown as attorneys-in-fact to David G. Booth, Rex A. Sinquefield, George M. Constantinides, John P. Gould, Roger G. Ibbotson, Myron S. Scholes and Michael T. Scardina.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.o.1.

(2)	Power-of-Attorney dated January 24, 2001, appointing David G. Booth, Rex A. Sinquefield, Michael T. Scardina, Catherine L. Newell and Valerie A. Brown as attorneys-in-fact to Abbie Jean Smith.

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 24 to the Registrant’s Registration Statement on Form N-1A
File No.:	811-07436
Filing Date:	March 29, 2001

(3)	Power-of-Attorney dated December 19, 2003, appointing David G. Booth, Rex A. Sinquefield, Michael T. Scardina, Catherine L. Newell and Valerie A. Brown as attorneys-in-fact to Robert C. Merton.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.o.3.

16

(p)	Codes of Ethics.

Code of Ethics of the Registrant, Advisor and Underwriter.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.p.

Item 24.	Persons Controlled by or under Common Control with Registrant.
If an investor beneficially owns more than 25% of the outstanding voting securities of a feeder fund that invests all of its investable assets in a Series of the Trust, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor. Accordingly, certain feeder portfolios of DFA Investment Dimensions Group (“DFA IDG”) and Dimensional Investment Group (“DIG”), both Maryland corporations and registered investment companies, may be deemed to be under common control with their corresponding Series of the Trust. As of February 29, 2004, the following persons beneficially owned more than 25% of the outstanding voting securities of the feeder portfolios investing in the Trust:

DIG
U.S. Small Cap Institutional Portfolio
BAYCARE Health Master Custody
Northern Trust*
P.O. Box 92956
Chicago, IL 60675	82.58%

U.S. Small Cap Value Portfolio II
BellSouth Corporation Master Savings Trust*
State Street Bank & Trust Co. as Trustee
105 Rosemont Street
Westwood, MA 02090	100.00%

U.S. Large Cap Value Portfolio II
BellSouth Corporation Master Savings Trust*
State Street Bank & Trust Co. as Trustee
105 Rosemont Street
Westwood, MA 02090	100.00%

DFA International Value Portfolio II
BellSouth Corporation Master Savings Trust*
State Street Bank & Trust Co. as Trustee
105 Rosemont Street
Westwood, MA 02090	100.00%

Emerging Markets Portfolio II
Citigroup 401K Plan*
State Street Bank & Trust as Custodian
105 Rosemont Avenue

17

Westwood, MA 02090	100.00%

DFA International Value Portfolio IV
Citigroup 401K Plan*
State Street Bank & Trust as Custodian
105 Rosemont Avenue
Westwood, MA 02090	100.00%

*        Owner of record only

Item 25.	Indemnification.

Reference is made to Article VII of the Registrant’s Agreement and Declaration of Trust and to Article X of the Registrant’s By-Laws, which are incorporated herein by reference.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking: “Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.”

Item 26.	Business and Other Connections of Investment Adviser.

Dimensional Fund Advisors Inc., the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., Dimensional Emerging Markets Value Fund Inc. and Dimensional Investment Group Inc. The Advisor also serves as sub-advisor for certain other registered investment companies. For additional information, please see “Management of the Trust” in PART A and “Management of the Registrant” in PART B of this Registration Statement. Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor’s Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

18

Item 27.	Principal Underwriters.

(a)    DFA Securities Inc., (“DFAS”) is the principal underwriter for the Registrant. DFAS also serves as principal underwriter for Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc. and Dimensional Emerging Markets Value Fund Inc.

(b) The following tables sets forth information as to the Distributor’s Directors, Officers, Partners and Control Persons:

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
David G. Booth 1299 Ocean Avenue Santa Monica, CA 90401	Chairman, Director, President, Chief Executive Officer and Chief Investment Officer	Chairman, Director/Trustee, President, Chief Executive Officer and Chief Investment Officer

Rex A. Sinquefield 1299 Ocean Avenue Santa Monica, CA 90401	Chairman and Director	Chairman and Director/Trustee

Eugene F. Fama Sr. Graduate School of Business University of Chicago 1101 East 58th Street Chicago, IL 60637	Director	None

John A. McQuown c/o KMV Corporation 1620 Montgomery Street Suite 140 San Francisco, CA 94111	Director	None

Arthur H. Barlow 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Valerie A. Brown 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Assistant Secretary	Vice President and Assistant Secretary

Stephen A. Clark 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

Truman A. Clark 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

19

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
James L. Davis 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Robert T. Deere 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Robert W. Dintzer 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Richard A. Eustice 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Assistant Secretary	Vice President and Assistant Secretary

Eugene F. Fama, Jr. 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Robert M. Fezekas 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Damon S. Fisher 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

Gretchen A. Flicker 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

Glenn S. Freed 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Henry F. Gray 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Kamyab Hashemi-Nejad 1299 Ocean Avenue Santa Monica, CA 90401	Vice President, Controller and Assistant Treasurer	Vice President, Controller and Assistant Treasurer

Christine W. Ho 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

20

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
Jeff J. Jeon 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

Patrick M. Keating 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Joseph F. Kolerich 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

Heather E. Mathews Dimensional Fund Advisors Ltd. 100 Pall Mall London SW1Y 5NQ United Kingdom	Vice President	None

David M. New 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Catherine L. Newell 1299 Ocean Avenue Santa Monica, CA 90401	Vice President, Secretary and General Counsel	Vice President, Secretary and General Counsel

David A. Plecha 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Eduardo A. Repetto 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Michael T. Scardina 1299 Ocean Avenue Santa Monica, CA 90401	Vice President, Chief Financial Officer and Treasurer	Vice President, Chief Financial Officer and Treasurer

David E. Schneider 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

John C. Siciliano 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Jeanne C. Sinquefield, Ph.D 1299 Ocean Avenue	Executive Vice President	Executive Vice President

21

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
Santa Monica, CA 90401

Grady M. Smith 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

Carl G. Snyder 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Lawrence R. Spieth 10 South Wacker Drive Suite 2275 Chicago, IL 60606	Vice President	None

Bradley G. Steiman Suite 910, 1055 West Hastings Vancouver, B.C. V6E 2E9	Vice President	None

Karen E. Umland 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Carol W. Wardlaw 10 South Wacker Drive Suite 2275 Chicago, IL 60606	Vice President	None

Weston J. Wellington 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Daniel M. Wheeler 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, CA 90401	Shareholder

(c) Not applicable.

Item 28.	Location of Accounts and Records.

The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

22

Name	Address
The DFA Investment Trust Company	1299 Ocean Avenue 11th Floor Santa Monica, CA 90401

PFPC Inc.	301 Bellevue Parkway Wilmington, DE 19809

The Chase Manhattan Bank	4 Chase MetroTech Center Brooklyn, NY 11245

Item 29.	Management Services.

There are no management-related service contracts not discussed in Part A or Part B.

Item 30.	Undertakings.

(a) The Registrant undertakes to furnish each person to whom this Post-Effective Amendment is delivered a copy of its latest annual report to shareholders, upon request and without charge.

(b)    The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per centum of the Registrant’s outstanding shares and to assist its shareholders in accordance with the requirements of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.

23

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 31 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, the State of California, as of the 29th day of March, 2004.

THE DFA INVESTMENT TRUST COMPANY (Registrant)

By:	/s/ Valerie A. Brown

Valerie A. Brown (Attorney-in-Fact to Registrant pursuant to a Power of Attorney incorporated herein by reference) Vice President and Assistant Secretary
(Signature and Title)

24

EXHIBIT INDEX

N-1A EXHIBIT NO.	EDGAR EXHIBIT NO.	DESCRIPTION

23(d)(1)(b)	EX-99.d.1.b	Amended and Restated Investment Management Agreement

23(d)(1)(q)	EX-99.d.1.q	Investment Management Agreement

23(e)	EX-99.e	Amended and Restated Distribution Agreement

23(g)(1)(c)	EX-99.g.1.c	Addendum Number Three to Custodian Agreement

23(g)(1)(d)	EX-99.g.1.d	Addendum Number Four to Custodian Agreement

23(g)(1)(g)	EX-99.g.1.g	Addendum Number Seven to Custodian Agreement

23(h)(1)(b)(iii)	EX-99.h.1.b.iii	Addendum Number Three to Transfer Agency Agreement

23(h)(1)(b)(iv)	EX-99.h.1.b.iv	Addendum Number Four to Transfer Agency Agreement

23(h)(1)(b)(vii)	EX-99.h.1.b.vii	Addendum Number Seven to Transfer Agency Agreement

23(h)(4)	EX-99.h.4	Amended and Restated Expense Waiver and Assumption Agreement

23(j)	EX-99.j	Consent of PricewaterhouseCoopers LLP

23(o)(1)	EX-99.o.1	Power of Attorney

23(o)(3)	EX-99.o.3	Power of Attorney

23(p)	EX-99.p	Code of Ethics of Registrant, Advisor and Underwriter

25